UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

iCoreConnect Inc.
(Name of Registrant as Specified in its Charter)

_______________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

iCoreConnect Inc.

529 Crown Point Road, Suite 250

Ocoee, FL 34761

(888) 810-7706

May 13, 2024

Dear Fellow Stockholder:

On behalf of the Board of Directors (the “Board”) and management of iCoreConnect Inc. (the “Company”), you are cordially invited to attend the Annual Meeting of Stockholders of the Company to be held online at https://www.virtualshareholdermeeting.com/ICCT2024 on May 31, 2024 at 9 a.m. Eastern Time (the “Annual Meeting”).

The attached Notice of the Annual Meeting (the “Notice”) and proxy statement (“Proxy Statement”) describe in greater detail all of the formal business that will be transacted at the Annual Meeting. There will not be a physical location for the Annual Meeting. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting: https://www.virtualshareholdermeeting.com/ICCT2024. Directors and officers of the Company will be available at the Annual Meeting to respond to any questions that you may have regarding the business to be transacted.

The Company’s Board has determined that each of the proposals that will be presented to the stockholders for their consideration at the Annual Meeting are in the best interests of the Company and its stockholders, and unanimously recommends and urges you to vote “FOR” the director nominees and proposals set forth in this Proxy Statement. If any other business is properly presented at the Annual Meeting, the proxies will be voted in accordance with the recommendations of the Company’s Board.

We encourage you to attend the Annual Meeting online, but if you are unable to attend, it is important that you vote in advance via the Internet, by telephone, or sign, date and return the enclosed proxy card in the enclosed postage-paid envelope. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the transaction of business at the Annual Meeting.

On behalf of the Board and all of the employees of the Company, we thank you for your continued support.

Very truly yours,

ICORECONNECT INC.

By:	/s/ Robert P. McDermott
Robert P. McDermott
Chairman of the Board and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to be Held on May 31, 2024:

Electronic Copies of Notice of Annual Meeting, Proxy Statement, form of proxy and 2023 Annual Report on Form 10-K for the year ended December 31, 2023 are available at

https://www.virtualshareholdermeeting.com/ICCT2024

iCoreConnect Inc.

529 Crown Point Road, Suite 250

Ocoee, FL 34761

(888) 810-7706

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 31, 2024

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the “Annual Meeting”) of iCoreConnect Inc. (the “Company”) will be held online at https://www.virtualshareholdermeeting.com/ICCT2024, on May 31, 2024 at 9 a.m., Eastern Time, for the following purposes:

1. Proposal 1. To elect the four directors named in the Proxy Statement to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified (“Proposal 1”).

2. Proposal 2. To ratify the appointment of Marcum LLP as iCoreConnect Inc.’s independent auditors for fiscal year ending December 31, 2024 (“Proposal 2”).

3. Proposal 3. To make certain amendments to and to increase the available number of shares allowable for issue under the 2023 Stock Plan (“Proposal 3”).

4. Proposal 4. For purposes of complying with Nasdaq Listing Rule 5635(d), to approve the issuance of up to 2,500,000 shares of Company common stock upon the conversion of certain convertible promissory notes and upon the exercise of certain warrants issued in private placements (“Proposal 4”).

5. Proposal 5. To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of all of the shares of Company common stock upon conversion of the Notes (defined herein), including the Commitment Shares (defined herein), without regard to any limitations on conversion set forth in the Notes and assuming all Notes have been issued and all adjustments with respect to such issuances that shall have been made to the Notes, including but not limited to the issuance of more than 20% of the Company’s issued and outstanding common stock on the date of the respective Notes (“Proposal 5”).

6. Proposal 6. For purposes of complying with Nasdaq Listing Rule 5635(a), to approve the issuance of more than 20% of the company’s issued and outstanding common stock pursuant to the conversion of preferred stock (“Proposal 6”).

7. Proposal 7. To approve an amendment to the Company's amended and restated certificate of incorporation to grant our Board of Directors authority to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a reverse stock split ratio of between 1-for-2 and 1-for-30 (including each whole number between such ratios), as determined by the Board in its sole discretion, prior to the one-year anniversary of this Annual Meeting (“Proposal 7”).

8. Proposal 8. To approve an amendment to the Company’s amended and restated certificate of incorporation to increase the total number of authorized shares of common stock from 100,000,000 shares to 250,000,000 shares (“Proposal 8”).

9. Proposal 9. To approve an amendment to the Company’s amended and restated certificate of incorporation to remove the requirement for a majority vote of the Company’s voting power to effect certain amendments to the amended and restated certificate of incorporation (“Proposal 9”).

10. Proposal 10. To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Proposal 3, Proposal 4, Proposal 5, Proposal 6, Proposal 7, Proposal 8 or Proposal 9 (the “Adjournment Proposal”).

Please refer to the proxy statement for the Annual Meeting (the “Proxy Statement”) for detailed information on the foregoing proposals.

The Board of Directors (the “Board”) is not aware of any other business that will be presented for consideration at the Annual Meeting. If any other matters should be properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting for action by stockholders, the persons named in the form of proxy will vote the proxy in accordance with their best judgment on that matter.

The Board recommends that you vote “FOR” each of the director nominees, “FOR” Proposal 2, “FOR” Proposal 3, “FOR” Proposal 4, “FOR” Proposal 5, “FOR” Proposal 6, “FOR” Proposal 7, “FOR” Proposal 8, “FOR” Proposal 9 and “FOR” the Adjournment Proposal.

Only stockholders of record as of the close of business on April 2, 2024 are entitled to receive notice of, to attend and to vote at the Annual Meeting. A complete list of these stockholders will be open for the examination of any stockholder of record at the Company’s principal executive offices located at 529 Crown Point Road, Suite 250, Ocoee, FL 34761 for a period of ten days prior to the Annual Meeting. If you are a beneficial owner as of that date, you will receive communications from your broker, bank or other nominee about the Annual Meeting and how to direct the vote of your shares, and you are welcome to attend the Annual Meeting online, all as described in more detail in the attached Proxy Statement. The Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 31, 2024. The Notice of Annual Meeting, Proxy Statement, form of proxy and 2023 Annual Report on Form 10-K for the year ended December 31, 2023 are available on the Internet at https://www.virtualshareholdermeeting.com/ICCT2024 and on our corporate website at https://ir.icoreconnect.com/sec-filings under “SEC Filings.”

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

ICORECONNECT INC.

/s/ Robert P. McDermott
Ocoee, Florida	Robert P. McDermott
May 13, 2024	Chairman of the Board and Chief Executive Officer

Proxy Statement – General Information	1
Beneficial Ownership of Common Stock	7
Proposal 1: To elect the four directors named in the proxy statement to serve until the next annual meeting of shareholders or until their respective successors are elected and qualified	9
Director Independence	11
Corporate Governance	11
Executive Compensation	16
Certain Relationships and Related Party Transactions	19
Proposal 2: Ratifying the Company’s independent auditors	22
Report of the Audit Committee	23
Proposal 3: For purposes of making certain amendments to and for increasing the available shares under the 2023 Stock Plan	24
Proposal 4: For purposes of complying with Nasdaq Listing Rule 5635(d), to approve the issuance of up to 1,750,000 shares of Company common stock upon the conversion of certain convertible promissory notes and upon the exercise of certain warrants issued in private placements	33
Proposal 5: To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of all of the shares of Company common stock upon conversion of the Notes	36
Proposal 6: For purposes of complying with Nasdaq Listing Rule 5635(a), to approve the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the conversion of preferred stock	39
Proposal 7: To approve an amendment to the Company's amended and restated certificate of incorporation to grant the Company’s board of directors authority to effect a reverse stock split of the outstanding shares of the Company’s common stock	42
Proposal 8: Approval of amendment to the Company’s amended and restated certificate of incorporation to increase the total number of authorized number of shares of common stock from 100,000,000 shares to 250,000,000 shares	49
Proposal 9: To approve an amendment to the Company's amended and restated certificate of incorporation to eliminate voting requirement for approval from a majority of the outstanding shares to amend the certificate of incorporation	50
Proposal 10: Adjournment Proposal: Approval of an adjournment of the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 3-9	51
Annual Report to Stockholders	51
Stockholder Proposals and Director Nominations for the 2023 Annual Meeting	51
Other Business	52
Shareholders Sharing the Same Address	52

iCoreConnect Inc.

529 Crown Point Road, Suite 250

Ocoee, FL 34761

(888) 810-7706

PROXY STATEMENT

GENERAL INFORMATION

For the Annual Meeting of Stockholders

To Be Held on May 31, 2024

Our Board of Directors is soliciting proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held online at https://www.virtualshareholdermeeting.com/ICCT2024, on May 31, 2024 at 9 a.m., Eastern Time, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders (the “Notice”) and in this Proxy Statement. This Proxy Statement and the proxies solicited hereby are being first sent or delivered to stockholders of the Company on or about May 13, 2024.

As used in this Proxy Statement, the terms “Company,” “we,” “us,” “our” and “iCoreConnect” refer to iCoreConnect Inc., and the terms “Board of Directors” and “Board” refers to the Board of Directors of the Company.

Questions and Answers about these Proxy Materials and the Annual Meeting

What information is contained in this Proxy Statement?

This information relates to the proposals to be voted on at the Annual Meeting, the voting process, and certain other required information.

Can I access the Company’s proxy materials electronically?

Yes. The Proxy Statement and form of Proxy are available at https://www.virtualshareholdermeeting.com/ICCT2024. To view this material, you must have available the control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

What does it mean if I receive more than one set of proxy materials?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for each account for which you have received a set of proxy materials.

Who is soliciting my vote pursuant to this Proxy Statement?

Our Board is soliciting your vote at the Annual Meeting. The cost of solicitation will be borne by us. Our directors and employees may solicit proxies in person, by telephone, fax, electronic transmission or other means of communication. We will not pay these directors and employees any additional compensation for these services. We will ask banks, brokerage firms, and other institutions, nominees, and fiduciaries to forward these proxy materials to their principal, and to obtain authority to execute proxies, and will reimburse them for their expenses.

Who is entitled to vote?

Only stockholders of record at the close of business on April 2, 2024 (the “Record Date”) will be entitled to vote at the Annual Meeting.

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How many shares are eligible to be voted?

As of the Record Date, we had 10,150,753 shares of common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the director nominees to be elected and one vote on each other matter to be voted on at the Annual Meeting.

What am I voting on?

You are voting on the following matters:

1. Proposal 1. To elect the four directors named in the Proxy Statement to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified (“Proposal 1”).

2. Proposal 2. To ratify the appointment of Marcum LLP as iCoreConnect Inc.’s independent auditors for fiscal year ending December 31, 2024 (“Proposal 2”).

3. Proposal 3. To make certain amendments to and to increase the available number of shares allowable for issue under the 2023 Stock Plan (“Proposal 3”).

4. Proposal 4. For purposes of complying with Nasdaq Listing Rule 5635(d), to approve the issuance of up to 2,500,000 shares of Company common stock upon the conversion of certain convertible promissory notes and upon the exercise of certain warrants issued in private placements (“Proposal 4”).

5. Proposal 5. To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of all of the shares of Company common stock upon conversion of the Notes (defined herein), including the Commitment Shares (defined herein), without regard to any limitations on conversion set forth in the Notes and assuming all Notes have been issued and all adjustments with respect to such issuances that shall have been made to the Notes, including but not limited to the issuance of more than 20% of the Company’s issued and outstanding common stock on the date of the respective Notes (“Proposal 5”).

6. Proposal 6. For purposes of complying with Nasdaq Listing Rule 5635(a), to approve the issuance of more than 20% of the company’s issued and outstanding common stock pursuant to the conversion of preferred stock (“Proposal 6”).

7. Proposal 7. To approve an amendment to the Company's amended and restated certificate of incorporation to grant our Board of Directors authority to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a reverse stock split ratio of between 1-for-2 and 1-for-30 (including each whole number between such ratios), as determined by the Board in its sole discretion, prior to the one-year anniversary of this Annual Meeting (“Proposal 7”).

8. Proposal 8. To approve an amendment to the Company’s amended and restated certificate of incorporation to increase the total number of authorized shares of common stock from 100,000,000 shares to 250,000,000 shares (“Proposal 8”).

9. Proposal 9. To approve an amendment to the Company’s amended and restated certificate of incorporation to remove the requirement for a majority vote of the Company’s voting power to effect certain amendments to the amended and restated certificate of incorporation (“Proposal 9”).

10. Proposal 10. To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Proposal 3, Proposal 4, Proposal 5, Proposal 6, Proposal 7, Proposal 8 or Proposal 9 (the “Adjournment Proposal”).

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How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares as follows:

●     “FOR” each director nominee;

●     “FOR” the Proposal 2;

●     “FOR” the Proposal 3;

●     “FOR” the Proposal 4;

●     “FOR” the Proposal 5;

●     “FOR” the Proposal 6;

●     “FOR” the Proposal 7;

●     “FOR” the Proposal 8;

●     “FOR” the Proposal 9; and

●     “FOR” the Adjournment Proposal

None of our directors have informed us in writing that he intends to oppose any action intended to be taken by us at the Annual Meeting.

How many votes are required to hold the Annual Meeting and what are the voting procedures?

Quorum Requirement: As of the Record Date, 10,150,753 shares of the Company’s common stock were issued and outstanding. The holders of a majority in voting power of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person, present by means of remote communication, or represented by proxy, shall constitute a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

Required Votes: Each outstanding share of our common stock is entitled to one vote on each proposal at the Annual Meeting. If there is a quorum at the Annual Meeting, the matters to be voted upon by the stockholders require the following votes for such matter to be approved:

●     Approval of the Proposal 1: Directors are elected by a plurality of the votes cast at the Annual Meeting. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

●     Approval of the Proposal 2: The affirmative vote of the holders of a majority of the voting power of the common stock present in person, present by means of remote communication, or represented by proxy at the meeting and entitled to vote on such matter is necessary to approve Proposal 2. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal.

●     Approval of the Proposal 3: The affirmative vote of the holders of a majority of the voting power of the common stock present in person, present by means of remote communication, or represented by proxy at the meeting and entitled to vote on such matter is necessary to approve Proposal 3. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal.

●     Approval of the Proposal 4: The affirmative vote of the holders of a majority of the voting power of the common stock present in person, present by means of remote communication, or represented by proxy at the meeting and entitled to vote on such matter is necessary to approve Proposal 4. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal.

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●     Approval of the Proposal 5: The affirmative vote of the holders of a majority of the voting power of the common stock present in person, present by means of remote communication, or represented by proxy at the meeting and entitled to vote on such matter is necessary to approve Proposal 5. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal.

●     Approval of the Proposal 6: The affirmative vote of the holders of a majority of the voting power of the common stock present in person, present by means of remote communication, or represented by proxy at the meeting and entitled to vote on such matter is necessary to approve Proposal 6. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal.

●     Approval of the Proposal 7: The affirmative vote of the holders of a majority of our outstanding shares entitled to vote on the matter is necessary to approve Proposal 7. Broker non-votes and abstentions will be counted as votes against the proposal.

●     Approval of the Proposal 8: The affirmative vote of the holders of a majority of our outstanding shares entitled to vote on the matter is necessary to approve Proposal 8. Broker non-votes and abstentions will be counted as votes against the proposal.

●     Approval of the Proposal 9: The affirmative vote of the holders of a majority of our outstanding shares entitled to vote on the matter is necessary to approve Proposal 9. Broker non-votes and abstentions will be counted as votes against the proposal.

●     Approval of the Adjournment Proposal: The affirmative vote of the holders of a majority of the voting power of the common stock present in person, present by means of remote communication, or represented by proxy at the meeting and entitled to vote on such matter is necessary to approve the Adjournment Proposal. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal.

 If a broker indicates on its proxy that it submits to the Company that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange, and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters. Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters.

How can I vote my shares in person and participate at the Annual Meeting?

The Annual Meeting will be held entirely online. Stockholders may participate in the Annual Meeting by visiting the following website: https://www.virtualshareholdermeeting.com/ICCT2024. To participate in the Annual Meeting, you will need the control number included on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting in accordance with the instructions from your broker, bank or other nominee. However, even if you plan to attend the Annual Meeting online, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

If you are the stockholder of record, you may vote by one of the following three methods:

●     Via the Internet;

●     By telephone; or

●     By mail.

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If you elect to vote by mail and you requested and received a printed set of proxy materials, you may mark, sign, date and mail the proxy card you received from us in the return envelope. If you did not receive a printed proxy card and wish to vote by mail, you may do so by requesting a paper copy of the proxy materials (as described below), which will include a proxy card.

Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board.

If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive the proxy materials. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee.

How may I cast my vote over the Internet or by Telephone?

Voting over the Internet: If you are a stockholder of record, you may use the Internet to transmit your vote up until 11:59 P.M., Eastern Time, May 30, 2024 (the day before the Annual Meeting). Visit https://www.virtualshareholdermeeting.com/ICCT2024 and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Voting by Telephone: If you are a stockholder of record, you may call 1-800-690-6903, toll-free in the United States, U.S. territories and Canada, and use any touch-tone telephone to transmit your vote up until 11:59 P.M., Eastern Time, May 30, 2024 (the day before the Annual Meeting). Have your proxy card in hand when you call and then follow the instructions.

If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

How may a stockholder bring any other business before the Annual Meeting?

The Company’s Amended and Restated Bylaws (the “Bylaws”) require advance notice to the Company if a stockholder intends to attend an annual meeting of stockholders in person and to nominate someone for election as a director or to bring other business before the meeting. Such a notice may be made only by a stockholder of record within the time period established in the Bylaws and described in each year’s Proxy Statement..

How may I revoke or change my vote?

If you are the record owner of your shares, and you completed and submitted a proxy card, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

●     submitting a new proxy card with a later date;

●     delivering written notice to our Corporate Secretary on or before 9:00 A.M. Central Time on May 31, 2024 (the Annual Meeting date and time), stating that you are revoking your proxy;

●     attending the Annual Meeting and voting your shares in person; or

●     if you are a record owner of your shares and you submitted your proxy by telephone or via the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be.

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Please note that attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy.

If you own your shares in “street name,” you may later revoke your voting instructions by informing the bank, broker or other holder of record in accordance with that entity’s procedures.

Who is paying for the costs of this proxy solicitation?

The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication.

Are there any rights of appraisal?

The Board of Directors is not proposing any action for which the laws of the State of Delaware, our Amended and Restated Certificate of Incorporation or our Bylaws provide a right of a stockholder to obtain appraisal of or payment for such stockholder’s shares.

Who will count the votes?

The inspector of election appointed for the Annual Meeting will receive and tabulate the ballots and voting instruction forms. The Board has appointed Advantage Proxy to serve as the inspector of election.

Where do I find the voting results of the Annual Meeting?

The voting results will be disclosed in a Current Report on Form 8-K that we will file with the SEC within four (4) business days after the Annual Meeting.

How can I obtain the Company’s corporate governance information?

Our corporate governance information is available on our website at https://ir.icoreconnect.com/sec-filings under “—Governance.” Our stockholders may also obtain written copies at no cost by writing to us at iCoreConnect Inc., 529 Crown Point Road, Suite 250, Ocoee, FL 34761; Attention: Corporate Secretary, or by calling (888) 810-7706.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information, as of April 25, 2024, regarding beneficial ownership of our common stock by:

●     each of our directors;

●     each of our named executive officers;

●     all directors and executive officers as a group; and

●     each person, or group of affiliated persons, known by us to beneficially own more than five percent of our shares of common stock.

Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options that are currently exercisable or exercisable within 60 days. Each director or officer, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. Except as otherwise noted below, the address for each person or entity listed in the table is c/o iCoreConnect Inc., 529 Crown Point Road, Suite 250, Ocoee, FL 34761.

	As of April 25, 2024
	Shares beneficially owned		Percent of Class (1)
Name of Beneficial Owner
Robert McDermott (2)	1,360,520		12.77%

Muralidar Chakravarthi (3)	140,103		1.37%

David Fidanza (4)	190,137		1.85%

Archit Shah (5)	108,738		1.06%

Joseph Gitto (6)	26,187		Less than 1%

Kevin McDermott (7)	27,565		Less than 1%

John Pasqual (8)	142,755		1.41%

Harry Travis (9)	37,987		Less than 1%

Directors and Executive Officers as a Group (8 persons)	2,032,492	(7)	20.04%

5% or greater shareholder
Jeffrey Stellinga	645,016		6.45%

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(1) Based on 10,150,753 shares of common stock outstanding as of the Record Date.

(2) Consists of: (i) 850,683 shares of common stock; (ii) 14,673 shares of common stock underlying the iCoreConnect Preferred Stock; (iii) 3,750 shares of common stock underlying warrants to purchase common stock at an exercise price of $11.50 per share, and (iv) 452,414 common stock options.

(3) Consists of: (i) 64,700 shares of common stock; and (ii) 75,403 common stock options.

(4) Consists of: (i) 77,977 shares of common stock; (ii) 36,757 shares of common stock underlying the iCoreConnect Preferred Stock; and (iii) 75,403 common stock options.

(5) Consists of: (i) 44,395 shares of common stock; and (ii) 64,343 common stock options.

(6) Consists of: (i) 24,437 shares of common stock; (ii) 1,000 shares of common stock underlying the iCoreConnect Preferred Stock; and (iii) 750 shares of common stock underlying warrants to purchase common stock at an exercise price of $11.50 per share. Mr. Gitto resigned from the Board on May 6, 2024.

(7) Consists of: (i) 25,815 shares of common stock; (ii) 1,000 shares of common stock underlying the iCoreConnect Preferred Stock; and (iii) 750 shares of common stock underlying warrants to purchase common stock at an exercise price of $11.50 per share.

(8) Consists of: (i) 138,380 shares of common stock; (ii) 2,500 shares of common stock underlying the iCoreConnect Preferred Stock; and (iii) 1,875 shares of common stock underlying warrants to purchase common stock at an exercise price of $11.50 per share.

(9) Consists of: (i) 36,237 shares of common stock; (ii) 1,000 shares of common stock underlying the iCoreConnect Preferred Stock; and (iii) 750 shares of common stock underlying warrants to purchase common stock at an exercise price of $11.50 per share.

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PROPOSAL 1: TO ELECT THE FOUR DIRECTORS NAMED IN THE PROXY STATEMENT TO SERVE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED

Each of the nominees for the office of director, Messrs. R. McDermott, Pasqual, K. McDermott and Travis were elected by the Company’s security holders on August 25, 2023. The terms of Messrs. R. McDermott, Gitto, Pasqual, K. McDermott and Travis expire this year. Our Board has unanimously approved the nomination of and each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. If a nominee is not able to serve, proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. The nominees all hold beneficial interest in the Company. We have included below certain information about the nominees for election as directors:

Robert P. McDermott (age 57) has been Chief Executive Officer and President of iCoreConnect and is a member of the Company’s board of directors since August 2023. He is a 30-year veteran in sales, operations and finance. Mr. McDermott has had a successful career as an entrepreneur while demonstrating strong leadership skills in running these organizations. Mr. McDermott's Company (AXSA Document Solutions Inc.) made the prestigious Inc. 500 list and was listed as the 173rd fastest growing Company in America while he was CEO. He joined iCoreConnect Inc. (Nevada) (the predecessor to iCoreConnect) in 2013, bringing more than 25 years of technology industry leadership, and executive management experience to his role with the Company. Mr. McDermott has held positions in various companies as either CEO or President. He has a bachelor’s degree majoring in Finance from Dowling College, NY. Mr. R. McDermott is currently the Chair of the Board. We believe that Mr. McDermott’s history with our company and knowledge of our business provides him with the qualifications to serve as a director.

John Pasqual (age 53) has been a director of iCoreConnect since August 2023. Dr. Pasqual served as Clinical Associate Professor at the University of Florida from 2013 to 2015 and has practiced as a board-certified oral & maxillofacial surgeon in private practice since 2010. Dr. Pasqual brings extensive experience and expertise in healthcare to iCoreConnect. Dr. Pasqual holds a Doctor of Dental Medicine degree from the University of Pittsburgh and multiple certificates in Oral and Maxillofacial Surgery, Anesthesia and Dentistry from Case Western Reserve University. Dr. Pasqual earned his Bachelor of Arts in Biology & English Literature at the University of Denver. He is a Fellow of the American College of Oral and Maxillofacial Surgery, American Association of Oral and Maxillofacial Surgeons, and Diplomate of the American Board of Oral and Maxillofacial Surgery. Dr. Pasqual is past president of the Atlantic Coast Dental Association and South Palm Beach County Dental Association and maintains membership in a number of professional associations and societies. Dr. Pasqual is an independent director and chair of the Nominating and Governance Committee and sits on the Audit Committee and Compensation Committee. We believe that Dr. Pasqual’s experience in the dental industry provides him with the qualifications to serve as a director.

Kevin McDermott (age 58) has been a director of iCoreConnect since August 2023. Mr. McDermott has been with SAP North America for over 20 years and has held various roles throughout his tenure including Director of Software Sales North America, Vice President of Sales and he currently the Head of Channel Sales. Mr. K. McDermott does not have any committee assignments and is deemed not to be independent. We believe that Mr. K. McDermott’s business and sales experience provides him with the qualifications to serve as a director.

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Harry Travis (age 69) has been a director of iCoreConnect since August 2023. Mr. Travis has been president of The Travis Group, a pharmacy and health care consulting firm since June 2022, prior to which he was the Senior Vice President Member Service Operations for CVS Caremark where he over saw 30,000 employees and help manage over 200 plus insurance plans. Prior to this role, Mr. Travis was also the President and CEO of eTectRx a company specializing in medical adherence through microchip pill technology. Mr. Travis holds a BS in Pharmacy from the University of Pittsburgh, School of Pharmacy and an MBA from The Darden School at the University of Virginia. Mr. Travis is an independent director and chair of the Compensation Committee and sits on the Audit Committee and Nominating and Governance Committee. We believe that Mr. Travis’s operational experience and experience in the medical industry provides him with the qualifications to serve as a director.

There are no family relationships among any of our directors and executive officers, other than Robert McDermott and Kevin Patrick McDermott are cousins.

Vote Required and Recommendation of the Board of Directors

Directors are elected by a plurality of the votes cast at the Annual Meeting. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal. The Board recommends that stockholders vote FOR each of the four director nominees.

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DIRECTOR INDEPENDENCE

The Board has determined that each of Messrs. Gitto, Pasqual, and Travis, are independent under the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market; therefore, every member of the Audit Committee, Compensation Committee and Nominating and Governance Committee is an independent director in accordance with those standards. Kevin McDermott is related to Robert McDermott and our Board does not consider Kevin McDermott to be independent.

CORPORATE GOVERNANCE

Board Oversight of Risk

Our Board bears the responsibility for maintaining oversight over our exposure to risk. Our Board, itself and through its committees, meets with various members of management regularly and discusses our material risk exposures, the potential impact on us and the efforts of management it deems appropriate to deal with the risks that are identified. The Audit Committee considers our risk assessment and risk management practices including those relating to regulatory risks, financial liquidity and accounting risk exposure, reserves and our internal controls. The Nominating and Governance Committee considers the risks associated with our corporate governance principles and procedures with the guidance of our counsel. Our Compensation Committee, in connection with the performance of its duties, considers risks associated with our compensation programs.

Audit Committee

Our Audit Committee is currently composed of two directors. The current members are Harry Travis and John Pasqual. Joseph Gitto was a member of our Audit Committee until his resignation from the Board on May 6, 2024. Our Board had determined that Joseph Gitto was an “Audit Committee Financial Expert,” as defined by the SEC rules. We are presently searching for a new Board member that will also serve on the Audit Committee.

Our Audit Committee, among other things is responsible for:

●	Considering the qualifications of and appoints and oversees the activities of our independent registered public accounting firm, i.e., our independent auditor;

●	Reviewing with the independent auditor any audit problems or difficulties encountered in the course of audit work;

●	Pre-approving all audit and non-audit services provided by the independent auditor;

●	Discussing with the independent auditor the overall scope and plans for their respective audits, including the adequacy of staffing and budget or compensation;

●

Reviewing our financial statements and reports and meets with management and the independent auditor to review, discuss and approve our financial statements ensuring the completeness and clarity of the disclosures in the financial statements;

●	Monitoring compliance with our internal controls, policies, procedures and practices;

●

Reviewing management’s report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year and the independent auditor’s report on the effectiveness of internal control over financial reporting;

●	Discussing our policies on risk assessment and risk management, our major financial risk exposures and the steps management has taken to monitor and control such exposures;

●	Reviewing our compliance and ethics programs, including legal and regulatory requirements, and reviews with management our periodic evaluation of the effectiveness of such programs;

●	Reviewing and approving related-party transactions; and

●	Undertaking such other activities as our Board from time to time may delegate to it.

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Nominating and Governance Committee

Our Nominating and Governance Committee is composed of two directors. The current members are Harry Travis and John Pasqual (Chair).

The nominating duties and responsibilities of the Committee are as follows:

●

To evaluate the qualifications of candidates for Board membership and, following consultation with the Chief Executive Officer, recommend to the Board nominees for open or newly created director positions;

●	To consider nominees recommended by stockholders as long as such recommendations are received at least 120 days before the stockholders meet to elect directors;
●

To periodically review the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skill sets from those already on the Board, and submit to the Board on an annual basis a report summarizing its conclusions regarding these matters;

●	To provide an orientation and education program for Directors; and To perform such other duties as the Board may assign to the Committee.

The governance duties and responsibilities of the Committee are as follows:

●	To periodically assess the current structure and operations of the committees of the Board and recommend changes to the Board;
●	To develop and recommend to the Board corporate governance guidelines and to review such guidelines at least annually and recommend to the Board changes as necessary;
●	To develop and recommend to the Board procedures for the evaluation and self-evaluation of the Board and its committees and to oversee the evaluation process;
●	To perform an evaluation of the Committee’s performance at least annually to determine whether it is functioning effectively; and
●	To periodically review the compensation of the Board and recommend changes to the Board.

Compensation Committee

Our Compensation Committee is composed of two directors. The current members are Harry Travis (Chair) and John Pasqual.

Our Compensation Committee advises our Board with respect to our compensation practices and administers our 2023 Stock Plan. The principal duties and responsibilities of our Compensation Committee include:

●	Reviewing and approving compensation principles that apply generally to our employees;
●

Establishing and reviewing corporate goals and objectives relevant to the compensation of the Chief Executive Officer and evaluating his performance in light of the established goals and objectives and approving their annual compensation;

●	Reviewing, based primarily on the evaluations and recommendations of the Chief Executive Officer, the performance of the other executive officers and all direct reports of our Chief Executive Officer;
●	Overseeing our compliance with the requirements under trading market regulatory rules with respect to our long-term incentive compensation plan; and
●	Reviewing and discussing compensation programs that may create incentives that can affect our risk and management of that risk.

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Code of Ethics

We have adopted a Code of Ethics, as supplemented by a Code of Conduct, which applies to all of our directors, officers (including our Chief Executive Officer, and Chief Financial Officer) and employees. The Code of Financial Ethics has been posted to our Internet website at https://ir.icoreconnect.com/corporate-governance/governance-documents. The Company satisfies disclosure requirements regarding amendments to, or waivers from, any provisions of its Code of Financial Ethics on its website.

Nomination of Director Candidates

We receive suggestions for potential director nominees from many sources, including members of the Board, advisors, and stockholders. Any such nominations, together with appropriate biographical information, should be submitted to the Secretary of the Company (the “Corporate Secretary”) in the manner discussed below. Any candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. Our Nominating and Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director candidates, but seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and our stockholders. Candidates whose evaluations are favorable are recommended by our Nominating and Governance Committee to the full Board for consideration. The full Board selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting.

A stockholder wishing to nominate a candidate for election to our Board of Directors at any annual meeting at which the Board has determined that one or more directors will be elected must submit a written notice of his or her nomination of a candidate to the Corporate Secretary, providing the candidates name, biographical data and other relevant information together with a consent from the nominee. The submission must comply with the advance notice provisions of our Bylaws so as to permit the Board of Directors time to evaluate the qualifications of the nominee.

We have not employed an executive search firm, or paid a fee to any other third party, to locate qualified candidates for director positions.

Compensation of Directors

Our directors are entitled to such compensation for their services as the Board may from time to time determine, and reimbursements for their reasonable expenses incurred in attending meetings of directors. In October 2023, the Company’s Board of Directors approved compensation for its Board Members and Committee Members, on an annual basis equivalent, Board Members are compensated $60,000, with additional compensation of $5,000 for being a Committee Member and an additional $5,000 for being a Chair of a Committee and $20,000 for being the Board Chair. Compensation is to be paid quarterly in arrears at the closing stock price of the last trading day of the quarter.

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The following table shows for the fiscal year ended December 31, 2023 certain information with respect to the compensation of our non-employee directors:

Name	Stock Awards ($) (1)	Total ($)
Kevin McDermott	$57,500	$57,500
Harry Travis	$76,667	$76,667
John Pasqual	$56,667	$56,667
Joseph Gitto (3)	$56,667	$56,667
Paul Jackson (2)	$26,667	$26,667
Jeffrey Stellinga (2)	-	-

(1) Represents the full grant date fair value of the awards calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the director. As of December 31, 2023, the aggregate number of stock awards outstanding held by our non-employee directors were: Mr. K. McDermott- 25,815 shares; Mr. H. Travis – 36,237 shares; Mr. J. Pasqual – 138,380 shares; and Mr. J. Gitto – 24,437 shares. None of our non-employee directors held options as of December 31, 2023.

(2) Mr. Jackson and Mr. Stellinga resigned as directors on April 14, 2023.

(3) Mr. Gitto resigned from the Board on May 6, 2024.

Agreements with Directors and Executive Officers

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with us.

Board Diversity Matrix

The Board Diversity Matrix below presents the Board’s diversity statistics as required by applicable Nasdaq rules.

Board Diversity Matrix (as of May 10, 2024)
Total Number of Directors	4
Part I: Gender Identity	Male
Directors	4
Part II: Demographic Background

White	4

Insider Trading Policy

Our Board has adopted an Insider Trading Policy that applies to all of our directors, executive officers, and employees. The policy attempts to establish standards that will avoid even the appearance of improper conduct on the part of insiders by requiring, among other things, that insiders maintain the confidentiality of information about the Company and to not engage in transactions in the Company’s securities while aware of material nonpublic information.

Leadership Structure

Robert McDermott serves as both our Chief Executive Officer and Chairman of the Board. We do not utilize a lead independent director in our leadership structure. Our Board of Directors has no policy with regard to the separation of the offices of Chairman of the Board and Chief Executive Officer, and believes, given the size of our company, it is appropriate for Mr. R. McDermott to serve in both roles.

Our management is responsible for managing risks in our business, including developing processes to manage and monitor risks. The Board views its role as one of oversight. The Board focuses on understanding management’s risk management systems, the effectiveness of those systems, and the way in which management proactively manages risks. In addition, the Board utilizes the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee to manage risks that arise under each committee’s area of focus.

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the outstanding shares of common stock to file reports with the SEC disclosing their ownership of common stock at the time they become subject to Section 16(a) and changes in such ownership that occur during the year. Based solely on a review of copies of such reports furnished to us, or on written representations that no reports were required, we believe that all directors, executive officers and holders of more than 10% of the common stock complied in a timely manner with the filing requirements applicable to them with respect to transactions during the year ended December 31, 2023, except: (i) a Form 4 for Robert McDermott, with an additional 21,156 shares of common stock; 9,673 shares of Series A preferred Stock; 39,000 common stock warrants with an exercise price of $1.36 and 452,414 common stock options with an exercise price of $3.71; (ii) a Form 4 for David Fidanza with an additional 36,757 shares of Series A Preferred Stock and 75,402 common stock options with an exercise price of $3.71; (iii) a Form 4 for Muralidar Chakravarthi with an additional 75,402 common stock options with an exercise price of $3.71; and (iv) a Form 4 for Archit Shah with an additional 10,578 shares of common stock and 64,343 common stock options with an exercise price of $3.82.

EXECUTIVE OFFICERS WHO ARE NOT SERVING AS DIRECTORS

Below is information regarding each of our current executive officers who are not directors of the Company, including their title, age and brief biography describing each executive officer’s business experience. No executive officer has any family relationship with any other executive officer or any of our current directors or director nominees.

Archit Shah (age 49) has served as Chief Financial Officer of iCoreConnect Inc. (Nevada) (the predecessor to iCoreConnect) since September 2021. Mr. Shah brings over 20 years of finance and accounting experience to iCoreConnect. Mr. Shah has extensive experience as a finance and operations consultant focused on start-ups, turnarounds and restructurings in a variety of industries ranging from pharmaceutical companies to consumer health products to fitness concepts. Mr. Shah owned and operated several franchise concepts since 2016 as well as his running his own financial consulting practice since 2014, prior to which he was the Chief Financial Officer for XOS Digital Inc from 2012 to 2014. Mr. Shah holds a Bachelor of Commerce (Honors) from the University of Manitoba and is a designated Chartered Professional Accountant (CPA, CA) from the Chartered Professional Accountants of Manitoba. He is also a Certified Public Accountant by the State of Illinois.

David Fidanza (age 61) joined iCoreConnect Inc. (Nevada) (the predecessor to iCoreConnect) in April 2015 as the Director of Software Implementation and has served as Chief Information Officer September 2017. His focus over the past 15 years has been on the design, implementation and support of enterprise level software solutions that focus on managing, securing, and delivering data. Mr. Fidanza oversees the MSaaS IT Department, and Content Development Initiatives. Mr. Fidanza holds a Diploma in Computer Processing from The Computer Processing Institute Diploma in New Jersey as wells as over 30 technical and software certifications in various products and softwares.

Muralidar Chakravarthi (age 44) has served as Chief Technology Officer of iCoreConnect Inc. (Nevada) (the predecessor to iCoreConnect) since October 2013 and is currently responsible for understanding the business needs and managing the successful design, development and deployment of iCoreConnect’s products and services. Mr. Chakravarthi has extensive experience in designing, developing and deploying multiple products and solutions to market. He was previously the Chief Software Architect for Nasplex Datacenters, LLC from 2010 through 2013, which was acquired by Transformyx Technologies, Inc. His job duties at Nasplex were to manage the design and development of various products and services. His role also included identifying key solutions for certain market spaces. He was also a cofounder of Team Cajunbot (University of Louisiana) — one of the teams that participated and was selected to run in the finals in the DARPA grand challenge for autonomous vehicle research (2004 – 2006). He holds a Master of Science in Computer Science from Southern Illinois University.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by and paid to our named executive officers for the years ended December 31, 2023 and 2022:

	Year	Salary	Bonus(4)	Stock Awards (1) (2)	Options Awards (1)(2)	All other compensation (3)	Total

Robert McDermott	2023	$365,104	$125,250	$58,919	1,978,226	$327,631	$2,855,130
Chief Executive Officer and President	2022	$270,417	$-	$396,050	-	$308,562	$975,029

David Fidanza	2023	$216,370	$36,750	$-	399,158	$11,000	$663,278
Chief Information Officer	2022	$165,481	$-	$22,250	-	$9,000	196,731

Muralidar Chakravarthi	2023	$217,703	$37,500	$-	401,665	$11,000	$667,868
Chief Technology Officer	2022	$165,481	$-	$22,250	-	$9,000	$196,731

Archit Shah	2023	$253,250	$39,000	$26,234	308,228	$9,000	$635,712
Chief Financial Officer	2022	$235,625	$-	$-	-	$6,000	$241,625

Jeffery Stellinga	2023	$160,417	$-	$-	148,822	$51,000	$360,239
VP of Business Development	2022	$150,313	$-	$40,050	-	$9,000	$199,363

(1) Represents the aggregate grant date fair value of the shares of iCoreConnect common stock or option awarded as determined under Financial Accounting Standards Board Accounting Standards Codification Topic No. 718-20, Awards Classified as Equity. For information, regarding the valuation of these awards, including assumptions, refer to the Financial Statements as a part of this filing.

(2) The grant date fair value of the performance award options, and restricted common stock included in the column is the awarded employment agreement terms determined as of the grant date.

(3) All Other compensation represents commissions and fringe benefits including car allowance and health care reimbursement.

(4) The Bonus is subject to the Company raising funds in excess of $5,000,000 during 2024.

Narrative Disclosure to Summary Compensation Table

General

We have compensated our named executive officers through a combination of base salary, cash bonuses, equity awards and other benefits, including certain perquisites.

Base Salary

Our Compensation Committee reviews and approves base salaries of our named executive officers. In setting the base salary of each named executive officer for the periods presented above, the Compensation Committee relied on market data. Salary levels are typically considered annually as part of our regularly scheduled performance review process and otherwise upon a promotion or other change in job responsibility.

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Bonus

Our named executive officers are also eligible to receive an annual bonus as a percentage of base salary. Historically, these bonuses have been discretionary based on general company performance. Commencing in 2024, our Compensation Committee will evaluate bonuses based on the Company’s achievement of various specified metrics. Annual incentive awards are intended to recognize and reward those named executive officers who contribute meaningfully to our performance for the corresponding year. Our Board has discretion to determine whether and in what amounts or form (cash or stock) any such bonuses will be paid in a given year.

Equity Awards

Our named executive officers are also eligible to receive an annual equity grant. The target amount of the grant is set forth in their employment agreement, although the final determination for any equity grants remain at the discretion of the Compensation Committee. For options, we set the option exercise price, and grant date fair value based on the closing price of our common stock on Nasdaq on the date of grant. For other equity awards, the grant date fair value is based on the closing price of our common stock on Nasdaq on the date of grant.

The following table sets forth certain information concerning our outstanding equity awards for our named executive officers at December 31, 2023.

Name	Grant Date of Equity Award	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)
Robert McDermott	8/25/2023	226,207	226,207	$3.71
David Fidanza	8/25/2023	37,701	37,701	$3.71
Muralidar Chakravarthi	8/25/2023	37,701	37,701	$3.71
Archit Shah	8/25/2023	32,171	32,171	$3.82
Jeffery Stellinga	8/25/2023	22,341	22,341	$3.71

Employment Agreements

Chief Executive Officer

We entered into an employment agreement, effective September 1, 2023, with Robert McDermott, pursuant to which he agreed to serve as our Chief Executive Officer for an initial term of three years, which will be automatically renewed for additional one-year terms unless either party chooses not to renew the agreement. Mr. McDermott’s agreement provided for an initial annual base salary of $500,000. Mr. McDermott is eligible to receive an annual bonus of up to 100% of his base salary, provided final determination on the amount of the annual bonus, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. Pursuant to his agreement, for each fiscal year during the term, Mr. McDermott will be entitled to an annual equity grant of up to $2,500,000; provided that the final determination on the amount of the annual grant, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee.

If Mr. McDermott’s employment is terminated at our election without “cause”, or by Mr. McDermott for “good reason,” Mr. McDermott shall be entitled to receive severance payments equal to 18 months of Mr. McDermott’s base salary; provided that such amounts shall be increased to 24 months of Mr. McDermott’s base salary if Mr. McDermott’s agreement is terminated without “cause” or by Mr. McDermott for “good reason” within three months prior to or twelve months after of a “change of control.” In addition, if Mr. McDermott’s agreement is terminated without “cause” or by Mr. McDermott for “good reason” within three months prior to or twelve months after of a “change of control,” any of the unvested equity awards shall also immediately vest. During any period that Mr. McDermott is entitled to severance payments, the Company will continue to pay the same portion of Mr. McDermott’s medical and dental insurance premiums under COBRA as during active employment until the earlier of (1) six months from the termination of employment, or (2) the date Mr. McDermott is eligible for medical and/or dental insurance benefits from another employer. Mr. McDermott agreed not to compete with us until 12 months after the termination of his employment.

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Chief Financial Officer

We entered into an employment agreement, effective September 1, 2023, with Archit Shah, pursuant to which he agreed to serve as our Chief Financial Officer for an initial term of three years, which will be automatically renewed for additional one-year terms unless either party chooses not to renew the agreement. Mr. Shah’s agreement provided for an initial annual base salary of $314,000. Mr. Shah is eligible to receive an annual bonus of up to 50% of his base salary, provided final determination on the amount of the annual bonus, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. Pursuant to his agreement, Mr. Shah for each fiscal year during the term, Mr. Shah will be entitled to an annual equity grant of up to $693,000; provided that the final determination on the amount of the annual grant, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee.

If Mr. Shah’s employment is terminated at our election without “cause”, or by Mr. Shah for “good reason,” Mr. Shah shall be entitled to receive severance payments equal to six months of Mr. Shah’s base salary; provided that such amounts shall be increased to 12 months of Mr. Shah’s base salary if Mr. Shah’s agreement is terminated without “cause” or by Mr. Shah for “good reason” within three months prior to or twelve months after of a “change of control.” In addition, if Mr. Shah’s agreement is terminated without “cause” or by Mr. Shah for “good reason” within three months prior to or twelve months after of a “change of control,” any of the unvested equity awards shall also immediately vest. During any period that Mr. Shah is entitled to severance payments, the Company will continue to pay the same portion of Mr. Shah’s medical and dental insurance premiums under COBRA as during active employment until the earlier of (1) six months from the termination of employment, or (2) the date Mr. Shah is eligible for medical and/or dental insurance benefits from another employer. Mr. Shah agreed not to compete with us until 12 months after the termination of his employment.

 Chief Operating Officer

We entered into an employment agreement, effective September 1, 2023, with David Fidanza pursuant to which he agreed to serve as our Chief Operating Officer for an initial term of three years, which will be automatically renewed for additional one-year terms unless either party chooses not to renew the agreement. Mr. Fidanza’s agreement provided for an initial annual base salary of $296,000. Mr. Fidanza is eligible to receive an annual bonus of up to 50% of his base salary, provided final determination on the amount of the annual bonus, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. Pursuant to his agreement, Mr. Fidanza for each fiscal year during the term, Mr. Fidanza will be entitled to an annual equity grant of up to $666,000; provided that the final determination on the amount of the annual grant, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee.

If Mr. Fidanza’s employment is terminated at our election without “cause”, or by Mr. Fidanza for “good reason,” Mr. Fidanza shall be entitled to receive severance payments equal to six months of Mr. Fidanza’s base salary; provided that such amounts shall be increased to 12 months of Mr. Fidanza’s base salary if Mr. Fidanza’s agreement is terminated without “cause” or by Mr. Fidanza for “good reason” within three months prior to or twelve months after of a “change of control.” In addition, if Mr. Fidanza’s agreement is terminated without “cause” or by Mr. Fidanza for “good reason” within three months prior to or twelve months after of a “change of control,” any of the unvested equity awards shall also immediately vest. During any period that Mr. Fidanza is entitled to severance payments, the Company will continue to pay the same portion of Mr. Fidanza’s medical and dental insurance premiums under COBRA as during active employment until the earlier of (1) six months from the termination of employment, or (2) the date Mr. Fidanza is eligible for medical and/or dental insurance benefits from another employer. Mr. Fidanza agreed not to compete with us until 12 months after the termination of his employment.

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Chief Technology Officer

We entered into an employment agreement, effective September 1, 2023, with Murali Chakravarthi pursuant to which each officer agreed to serve as our Chief Technology Officer for an initial term of three years, which will be automatically renewed for additional one-year terms unless either party chooses not to renew the agreement. Mr. Chakravarthi’s agreement provided for an initial annual base salary of $300,000. Mr. Chakravarthi is eligible to receive an annual bonus of up to 50% of his base salary, provided final determination on the amount of the annual bonus, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. Pursuant to his agreement, Mr. Chakravarthi for each fiscal year during the term, Mr. Chakravarthi will be entitled to an annual equity grant of up to $675, 000; provided that the final determination on the amount of the annual grant, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee.

If Mr. Chakravarthi’s employment is terminated at our election without “cause”, or by Mr. Chakravarthi for “good reason,” Mr. Chakravarthi shall be entitled to receive severance payments equal to six months of Mr. Chakravarthi’s base salary; provided that such amounts shall be increased to 12 months of Mr. Chakravarthi’s base salary if Mr. Chakravarthi’s agreement is terminated without “cause” or by Mr. Chakravarthi for “good reason” within three months prior to or twelve months after of a “change of control.” In addition, if Mr. Chakravarthi’s agreement is terminated without “cause” or by Mr. Chakravarthi for “good reason” within three months prior to or twelve months after of a “change of control,” any of the unvested equity awards shall also immediately vest. During any period that Mr. Chakravarthi is entitled to severance payments, the Company will continue to pay the same portion of Mr. Chakravarthi’s medical and dental insurance premiums under COBRA as during active employment until the earlier of (1) six months from the termination of employment, or (2) the date Mr. Chakravarthi is eligible for medical and/or dental insurance benefits from another employer. Mr. Chakravarthi agreed not to compete with us until 12 months after the termination of his employment.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company incurred related party transactions of $561,975 for the year ended December 31, 2022 and $63,216 for the year ended December 31, 2021 in relation to payments of interest and principle on a Note Payable with its Chief Executive Officer and its Chief Operating Officer and consulting fees paid to a director.

The Company issued a note payable to a related party on December 31, 2018, with a principal amount of $714,000, bearing interest at a rate of 18% per annum, with monthly principal and accrued interest payments and with a balloon payment due by the maturity date of December 31, 2019. The balloon payment due on December 31, 2019, was not made and the Company issued, in exchange for the original note, a new note dated December 31, 2019, with a principal amount of $556,000, bearing interest at a rate of 18% per annum, with monthly principal and accrued interest payments and a balloon payment due by the maturity date of December 31, 2020. As of December 31, 2020, $535,021 of principal was outstanding on this note payable. After the end of fiscal 2020, the maturity on note payable to the related party was extended to a new 2-year term note payable bearing interest rate payable of 18% per annum with a maturity date of December 31, 2022. The note will pay monthly cash interest only in the first year (12 months) of note payable term. In the 2nd year, the note payable will be repaid with 12 monthly installment payments of interest and principal until fully repaid. This note was fully repaid in February of 2022.

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In June 2022, the Company signed a $100,000 unsecured promissory note with related party with a maturity date six (6) months after issuance with an interest charge of 14% per annum which shall accrue and be paid on the maturity date. The Company has the right to prepay this note without penalty. At maturity in November 2022, this note was reissued under the same terms with a maturity of date of three (3) months. The Company also issued to the Holder a warrant to purchase 18,813 shares of Company Common Stock with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.25 per share for 9,407 warrants and $0.20 per share for 9,406 warrants. In March 2023, the term of this note was extended to September 1, 2023. In June 2023 the Company signed a $145,010 unsecured promissory note with the same lender with a maturity date of September 1, 2023 after issuance with an interest rate charge of 18% per annum which shall accrue and be paid on the maturity date. The Company has the right to prepay this note without penalty. In October 2023 after the maturity of the notes, the Company entered into two separate new notes; (a) $200,000 Promissory Note with 12% interest per annum which shall be paid on the maturity date which is December 31, 2023. In conjunction with the issuance of the Promissory Note, the Company also issued the investor a five-year warrant (the “Warrant”) to purchase 14,000 shares of Company common stock with an exercise price of $2.15 per share, which was 120% of the closing price of the Company’s common stock on the date of issuance; (b) the Company issued the investor a convertible promissory note in principal amount of $94,685.91 The maturity of the Convertible Promissory Note is May 26, 2024 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate of $1.80 per share, which was the closing price of the Company’s common stock on the date of issuance. In conjunction with the Convertible Promissory Note, the Company also issued the investor 6,629 shares of Company common stock and a five-year warrant to purchase 6,629 shares of Company common stock with an exercise price of $2.15 per share, which was 120% of the closing price of the Company’s common stock on the date of issuance. In December 2023, the Company entered into an amendment with holder of an Amendment to Convertible Promissory Notes issued in October 2023 whereby the holder of the Note agreed that the Note would not be convertible into shares of Company Common Stock unless and until the Company’s shareholders approve such conversion per Nasdaq Listing Rule 5635(d). The Company and the Note holder also entered into amendments to the warrants to purchase common stock issued in connection with the issuance of the Note, pursuant to which the holder of the Warrants agreed that the Warrants would not become exercisable unless and until the Company’s shareholders approve the exercise of the Warrants pursuant to Nasdaq Listing Rule 5635(d).The promissory notes are subordinated to the Company’s senior lenders.

In December 2022, the Company entered into an unsecured promissory note with related party in exchange for $55,000. The maturity of the promissory note is four months from the date of issuance and carries an interest rate of 15% per annum. In conjunction with the promissory note, the Company also issued a warrant to purchase 23,625 shares of common stock which expires five years December 15, 2022 and has an exercise price of $0.20 with respect to 11,813 shares underlying the Warrant and $0.25 with respect to 11,812 shares underlying the Warrant. The promissory note is subordinated to the Company’s senior lender. In addition, in December 2022, the Company entered into an unsecured convertible promissory note with the same related party in exchange for $80,000. The maturity of the convertible note is March 31, 2023 and carries an interest rate of 15% per annum and is convertible into Company common stock at a conversion rate of $0.08 per share. There was $10,230 remaining in debt discounts to be amortized over the term of these loans. The promissory note is subordinated to the Company’s senior lender.

On January 31, 2023, the related party Convertible Note holder due in March 2023 exercised its option to convert all of his outstanding principal and interest totaling $81,545 into the Company’s Common Stock at the stated exercise price of $0.08 per common stock resulting in the issuance of 1,019,315 common stock shares.

The Company incurred related party transactions of $103,906 for the year ended December 31, 2023, and $561,975 for the year ended December 31, 2022, in relation to payments of interest and principal on Notes Payable with its Chief Executive Officer. These notes were fully repaid in February 2022 and March 2023 respectively. In July 2023 the Company entered into a $250,000 Promissory Note from a related party to the Chief Executive Officer. This promissory note bears interest of 15% per annum and is due monthly with the principal due at maturity. Net proceeds from the Note will be $200,000 with $50,000 paid to the issuer on closing. Accrued but unpaid interest as of December 30, 2023 was $3,184.

In June 2022, the Company entered into a $100,000 promissory note with its Chief Operating Officer. The promissory note has a maturity date of six (6) months after issuance with an interest charge of 14% per annum which shall accrue and be paid on the maturity date. This note was extended to September 1, 2023. The Company has the right to prepay this note without penalty. In June 2023 the Chief Operating Officer entered into an additional Promissory Note maturing September 1,2023 in the amount of $145,010 bearing 18% per annum with interest and principal due at Maturity. The Company has the right to prepay this note without penalty. All matured notes at September 1, 2023 were reissued under two new notes; (a) $200,000 term note maturing December 31, 2023 with a interest rate of 12% with principal and interest due at maturity along with 14,000 common stock purchase warrants with an exercise price of 120% of the closing price of $1.74 on October 26, 2023 and expiring on October 26, 2028. (b) at $94,686 convertible promissory note, convertible at 120% of the closing price of $1.74 on October 26, 2023 due May 26, 2024 along with 6.629 common stock purchase warrants with an exercise price of 120% of the closing price of $1.74 on October 26, 2023 maturing October 26, 2028 and 6,629 inducement shares. Accrued but unpaid interest as of December 31, 2023 was $6,433.

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On April 8, 2024 with an effective date of January 1, 2024, the Company entered into a securities purchase agreement with a related party pursuant to which the Company issued the related party a convertible note in the principal amount of $200,000 in exchange for $200,000. The maturity of the convertible note is April 30, 2024 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate equal to 120% of the closing price of the Company’s common stock on the date of issuance. In conjunction with the April 8, 2024 Note, we issued the investor a five-year warrant to purchase 30,000 shares of our common stock with an exercise price of $1.50.

On April 8, 2024 with an effective date of January 1, 2024, the Company entered into a securities purchase agreement with a related party pursuant to which the Company issued the related party a promissory note in the principal amount of $260,000 in exchange for $260,000. The maturity of the promissory note is April 30, 2024 and carries an interest rate of 20% per annum. In conjunction with the April 8, 2024 Note, we issued the investor a five-year warrant to purchase 39,000 shares of our common stock with an exercise price of $1.50.

Procedures for Approval of Related Party Transactions

Potential related party transactions are identified through an internal review process that includes a review of payments made in connection with transactions in which related persons may have had a direct or indirect material interest. Those transactions that are determined to be related party transactions under Item 404 of Regulation S-K are submitted for review by the Audit Committee for approval and to conduct a conflicts-of-interest analysis. The individual identified as the “related party” may not participate in any review or analysis of the related party transaction.

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PROPOSAL 2: RATIFYING THE COMPANY’S INDEPENDENT AUDITORS

Under the rules and regulations of the SEC, the Audit Committee is directly responsible for the appointment of the Company’s independent auditors. The Audit Committee has appointed, and, as a matter of good corporate governance, is requesting ratification by the shareholders of the appointment of, the registered public accounting firm of Marcum LLP (“Marcum”) to serve as independent auditors for the fiscal year ending December 31, 2024. If shareholders do not ratify the selection of Marcum, the Audit Committee will evaluate the shareholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2025 fiscal year. In addition, if shareholders ratify the selection of Marcum as independent auditors, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select Marcum or another registered public accounting firm as the Company’s independent auditors.

A representative of Marcum is expected to be present virtually at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Change in Registrant’s Certifying Accountant

On September 6, 2023, the Audit Committee approved the appointment of Marcum as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2023. Marcum served as the independent registered public accounting firm of iCoreConnect, Inc., a Nevada corporation (“Old iCore”), prior to the business combination between the Company and Old iCore that was completed on August 25, 2023. Accordingly, Plante & Moran, PLLC (“Plante & Moran”), the independent registered public accounting firm of the Company prior to the business combination, was dismissed on September 6, 2023 as the Company’s independent registered public accounting firm.

The reports of Plante & Moran on the Company’s balance sheets as of December 31, 2022 and December 31, 2021 and the statements of operations, changes in stockholders’ equity and cash flows for the fiscal years ended December 31, 2022 and December 31, 2021, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except that such audit reports contained explanatory paragraphs in which Plante & Moran expressed substantial doubt as to the Company’s ability to continue as a going concern if it did not complete a business combination by June 1, 2023 (unless such period was extended, which extension occurred).

During the two years ended December 31, 2022, and the subsequent period through September 6, 2023, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) between the Company and Plante & Moran on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Plante & Moran, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such periods.

During the two years ended December 31, 2022 and the subsequent period through September 6, 2023, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the two year period ended December 31, 2022 and the subsequent period through September 6, 2023, the Company did not consult with Marcum regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of the Company, and no written report or oral advice was provided that Marcum concluded was an important factor considered by Marcum in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the voting power of the common stock present in person, present by means of remote communication, or represented by proxy at the meeting and entitled to vote on such matter is necessary to approve Proposal 2. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal. The Board recommends that stockholders vote FOR the Proposal 2.

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Principal Accounting Fees and Services

During fiscal years December 31, 2023 and 2022, the Company’s independent registered public accounting firms, rendered services to the Company for the following fees:

	2023	2022
Audit Fees	$450,770	$195,700
Non-audit fees	74,736	-
Tax Fees	19,120	17,510
Total	$544,626	$213,210

Audit Committee's Pre-Approval Practice

Section 10A(i) of the Securities Exchange act of 1934 prohibits our auditors from performing audit services for us as well as any services not considered to be “audit services” unless such services are pre-approved by the board of directors (in lieu of the Audit Committee) or unless the services meet certain de minimis standards.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee engages and supervises the Company’s independent registered public accounting firm and oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2023 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments made by management and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality of the Company’s accounting principles and the other matters required to be discussed with the Audit Committee under the auditing standards generally accepted in the United States of America, including the matters required by the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (the “SEC”). In addition, the Audit Committee has discussed with Marcum its independence from management and the Company and has received the written disclosures and the letter regarding Marcum’s communications with the Audit Committee concerning independence as required by PCAOB rules.

The Audit Committee also reviewed the fees paid to Marcum during the year ended December 31, 2023 for audit and non-audit services, which fees are described under the heading “Principal Accountant Fees and Services.” The Audit Committee has determined that the rendering of all non-audit services by Marcum were compatible with maintaining its independence.

The Audit Committee discussed with Marcum the overall scope and plans for its audit. The Audit Committee met with Marcum, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.

 Audit Committee

/s/ Joseph Gitto (Chair)

/s/ Harry Travis

/s/ John Pasqual

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PROPOSAL 3: FOR PURPOSES OF MAKING CERTAIN AMENDMENTS TO AND FOR INCREASING THE AVAILABLE SHARES UNDER THE 2023 STOCK PLAN

We are asking stockholders to approve certain amendments to our 2023 Stock Plan (the “Plan”) and to approve the increase in the number of shares of common stock underlying the Plan by 11,000,000 shares of our common stock to be used for incentive compensation.

In August 2023 we approved our 2023 Stock Plan and initially allocated 1,187,790 shares of our common stock to be made available as incentive compensation. Through growth and a desire to align long term financial, strategic and operational achievements the Company has exhausted the available number of awards to issue. In order for the Company to achieve long-term success and its continued ability to innovate and create opportunities for our members to engage, the Company needs additional incentive shares for its executives, employees and future employees. The allocation of the shares will be as follows: 4,000,000 set aside for the Management Incentive Plan for the executive team for their compensation for completing the merger with FG Merger Corp; 1,100,000 set aside related to the 2023 bonus awarded by the Board of Directors and the balance to be allocated for future issuances for employees and executives.

We expect that the requested number of shares available under this Plan would likely be sufficient to provide Plan awards for approximately three years.

Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the Plan’s reserve upon the awards’ expiration, forfeiture or settlement; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

Dilution and Expected Overhang

Our Board recognizes the impact of dilution on our stockholders and has evaluated this share request carefully in the context of the need to attract, motivate, and retain high quality employees and directors. The total fully-diluted overhang as of March 31, 2024, assuming that the entire proposed share reserve is granted would be 108%. In this context, fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of numerator and common shares outstanding, with all data effective as of April 26, 2024. The Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution.

Plan Restrictions

The Plan contains certain restrictions that the Company believes further the objectives of the Plan and reflect sound corporate governance principles:

●	Dividends on all stock awards and dividend equivalents on all stock unit awards are paid only to the extent the awards vest. No dividends or dividend equivalents are paid on stock options or SARs.

●

Stock options and SARs may not be granted with an exercise price less than the fair market value of the underlying common stock on the date of grant, and the term is limited to ten years from the date of grant.

●	Repricing of stock options or SARs (including the cash buyout of underwater stock options and SARs) without stockholder approval is prohibited.

●	Except as described below, awards made under the Plan must have a vesting period of at least one year.

There is no evergreen provision that automatically replenishes the shares available for future grants under the Plan.

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Description of the 2023 Stock Plan

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Annex A to this proxy statement.

Administration

The Plan is administered by our Compensation Committee (the “Plan Committee”). Each member of the Plan Committee is intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) “independent” within the meaning of the rules of the Nasdaq Capital Market.

Subject to the express provisions of the Plan, the Plan Committee has the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards are evidenced by an agreement containing such provisions not inconsistent with the Plan as the Plan Committee approves. Upon a termination of a Plan participant’s employment or service with the Company or the occurrence of another event specified in the participant’s award agreement, the Plan Committee also has authority to establish rules and regulations for administering the Plan and to decide questions of interpretation or application of any provision of the Plan. The Plan Committee may take any action such that (i) any outstanding options and SARs become exercisable in part or in full, (ii) all or any portion of a restriction period on any outstanding awards lapse, and (iii) all or a portion of any performance period applicable to any awards lapse.

The Plan Committee may delegate some or all of its power and authority under the Plan to the Company’s Board (or any members thereof), a subcommittee of the Company’s Board, a member of the Company’s Board, the Chief Executive Officer of the Company or other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to a member of the Company Board, the Chief Executive Officer or any executive officer with regard to awards to persons subject to Section 16 of the Exchange Act.

Types of Awards

Under the Plan, the Company may grant:

●     Non-qualified stock options;

●     Incentive stock options (within the meaning of Section 422 of the Code);

●     Stock appreciation rights (“SARs”);

●     Performance awards; and

●     Other equity-based awards.

Available Shares

The number of shares of the Company’s common stock initially available for awards under the Plan is 1,187,790 (and would be 12,187,790 if the share increase is approved). The number of shares that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of shares that become subject to outstanding options, outstanding free-standing SARs, outstanding stock awards, outstanding stock award units, outstanding performance awards denominated in shares, and other equity-based awards denominated in shares, in each case, other than substitute awards.

To the extent that shares subject to an outstanding option, SAR, stock award, stock award unit, performance award, or other equity-based award granted under the Plan, other than substitute awards, are issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related tandem SAR or shares subject to a tandem SAR cancelled upon exercise of a related option). In addition, shares subject to an award under the Plan shall again be available for issuance under the Plan if such shares are delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award. Notwithstanding the foregoing, shares repurchased by the Company on the open market with the proceeds of an option exercise shall not again be available for issuance under the Plan.

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The number of shares issuable under the Plan is subject to adjustment in the event of any reorganization, recapitalization, stock split, stock distribution or special or extraordinary dividend, merger, consolidation, split-up, spin-off, combination, subdivision or any similar corporate transaction. In each case, the Plan Committee will make adjustments it deems necessary to preserve the intended benefits under the Plan. No award under the Plan may be transferred, except by will, the laws of descent and distribution, or as permitted by the Plan Committee with respect to a non-qualified stock option. Shares to be delivered under the Plan shall be made available from authorized and unissued shares, or authorized and issued shares reacquired and held as treasury shares or otherwise or a combination thereof.

Change in Control

Unless otherwise provided in an award agreement, in the event of a change in control of the Company, the Plan Committee may, in its discretion, require that (i) some or all outstanding options and SARs will become exercisable in full or in part, (ii) the restrictions applicable to some or all outstanding Stock Awards will lapse in full or in part, (iii) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (iv) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target, maximum or any other level, in each case, on such terms and conditions and at such time or times as the Plan Committee shall determine. In addition, in the event of a change in control, the Company’s Board may, in its discretion, require that any outstanding award be assumed or continued by the acquiring or surviving corporation, with an appropriate and equitable adjustment to such award as determined by the Plan Committee, and/or require outstanding awards, in whole or in part, to be surrendered to the Company in exchange for a payment of cash, shares of capital stock in the company resulting from the change in control, or the parent thereof, other property, or a combination of cash and shares or other property (or cancelled for no consideration if the exercise price of an Option or SAR exceeds the price paid for a share of the Company’s common stock).

Under the terms of the Plan, a change in control is generally defined to include (i) certain acquisitions of more than 50% of the Company’s then outstanding securities entitled to vote in the election of directors of the Company, (ii) a change in the Company’s Board resulting in the incumbent directors or directors approved by a two thirds vote of incumbent directors ceasing to constitute at least two thirds of the Company’s Board over a 24-month period, or (iii) (x) the consummation of any merger, consolidation, reorganization or business combination involving the Company, (y) the sale or other disposition of all of substantially all of the Company’s assets, or (z) the acquisition by the Company of assets or stock of another entity, other than any such transaction that results in (A) the Company’s voting securities continuing to represent a majority of the combined voting power of the successor entity of the transaction and (B) no person or group owning more than 50% of the Company’s then outstanding securities entitled to vote in the election of directors of the Company.

Clawback of Awards

The awards granted under the Plan and any cash payment or shares of common stock delivered pursuant to an award may be subject to cancellation, recovery by or repayment to the Company, or other action in accordance with any of the Company policies that may adopt from time to time (“Clawback Policy”) by the Company in its discretion, including any such policy which the Company may be required to adopt to comply with applicable law or stock exchange listing requirements.

Effective Date, Termination and Amendment

The Plan became effective on August 25, 2023 (the closing of our business combination) and will terminate on the 10th anniversary of the effective date of the Plan, unless earlier terminated by the Company’s Board. The Company’s Board may amend the Plan or any award agreement at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including any rule of the Nasdaq, or any other stock exchange on which the shares are then traded and provided that no amendment adversely impairs the rights of a holder of an outstanding award in a material way without the consent of such holder, unless such amendment is required by applicable law, regulation or stock exchange rule..

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Eligibility

Participants in the Plan will consist of such employees, non-employee directors, and consultants of the Company and its subsidiaries (and such persons who are expected to become any of the foregoing) as selected by the Plan Committee. The aggregate value of cash compensation and the grant date fair value of shares of common stock that may be awarded or granted during any fiscal year of the Company to any non-employee director will not exceed $300,000. Approximately 100 employees and 4 non-employee directors are eligible to participate in the Plan if selected by the Plan Committee to participate.

Stock Options and SARs

The Plan provides for the grant of stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.

Each option will be exercisable for no more than 10 years after its date of grant. If the option is an incentive stock option and the optionee owns greater than 10% of the voting power of all shares of capital stock of the Company (a “ten percent holder”), then the option will be exercisable for no more than five years after its date of grant. The exercise price of an option will not be less than 100% of the fair market value of a share of the Company’s common stock on the date of grant, unless the option is an incentive stock option and the optionee is a 10% holder, in which case the exercise price will not be less than the price required by the Code (currently 110% of fair market value).

No SAR granted in tandem with an option (a “tandem SAR”) will be exercised later than the expiration, cancellation, forfeiture or other termination of the related option, and no free-standing SAR will be exercised later than 10 years after its date of grant. The base price of a SAR will not be less than 100% of the fair market value of a share of the Company’s Common Stock on the date of grant, provided that the base price of a tandem SAR will be the exercise price of the related option. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of the Company’s Common Stock (which may be restricted stock) or, to the extent elected by the Committee, cash or a combination thereof, with an aggregate value equal to the difference between the fair market value of the shares of the Company’s Common Stock on the exercise date and the base price of the SAR.

All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs upon a termination of employment of a participant with or service to the Company of the holder of such award, shall be determined by the Plan Committee and set forth in the applicable award agreement. Notwithstanding anything in the award agreement to the contrary, the holder of an option or SAR will not be entitled to receive dividend equivalents with respect to the shares of the Common Stock subject to such option or SAR.

Stock Awards

The Plan provides for the grant of stock awards. The Plan Committee may grant a stock award as a restricted stock award either without consideration from the participant or for such amount of cash or other consideration as the Plan Committee deems appropriate. A restricted stock award is an award of actual shares of common stock which are subject to certain restrictions determined by the Plan Committee.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock has rights as a stockholder of the Company, including the right to vote and receive dividends with respect to shares of restricted stock applicable to all holders of the Company’s Common Stock; provided, however, that the Plan Committee shall have the discretion to have the Company accumulate and hold dividends and distributions and pay the same to the participant when the restrictions lapse. Such dividends and distributions attributable to a restricted stock award that is forfeited will also be forfeited.

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Stock Award Units

The Plan provides for the grant of stock award units which may be settled in shares of the Company’s Common Stock, cash or a combination thereof as specified in the applicable award agreement. Unless otherwise specified in the award agreement, the holder of a stock award unit will have no rights of a stock holder (including voting or dividends or other distribution rights) with respect to any stock award units prior to the date they are settled in shares of the Company’s Common Stock. The award agreement may specify that the holder of a stock award unit will be entitled to receive, on a current or deferred basis, dividends or other distributions, with respect to the number of shares of the Company’s Common Stock subject to such award.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period or performance period relating to a stock award or stock award unit, or the forfeiture and cancellation of a stock award or stock award unit upon a termination of employment with or service to the Company or any of its subsidiaries of the holder of such award will be determined by the Plan Committee.

Performance Awards

The Plan also provides for the grant of performance awards. A performance award is an award of shares of common stock or units that are only earned if certain conditions are met. The Committee has the discretion to determine the number of shares of common stock or stock-denominated units subject to a performance share award, the applicable performance period, the conditions that must be satisfied for a participant to earn an award, and any other terms, conditions, and restrictions of the award.

Performance Goals

Under the Plan, the grant, vesting, exercisability or payment of certain awards, or the receipt of shares of the Company Common Stock subject to certain awards, may be made subject to the satisfaction of performance goals. The performance goals shall mean one or more goals established by the Plan Committee based upon business criteria or other performance measures determined by the Plan Committee in its discretion.

All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon a termination of employment with or service to the Company or any of its subsidiaries of the holder of such award will be determined by the Plan Committee.

Other Equity-Based Awards

The Plan Committee is authorized to grant other equity-based awards, in amounts and subject to conditions as determined by the Plan Committee as set out in an award agreement.

Vesting

The Plan Committee has the authority to determine the vesting schedule of each award, and to accelerate the vesting and exercisability of any award.

Amendment to Plan Subject to this Proposal

In addition to the increase in shares subject to the Plan, we are also asking for approval of an amendment to Section 3.3 of the Plan to permit the issuance of the 4,000,000 shares underlying the Management Incentive Plan (the “MIP shares”) for the executive team for their compensation for completing the merger with FG Merger Corp.

Section 3.3 of the Plan requires a minimum vesting period of one year for any awards made pursuant to the Plan. The MIP shares would be issued, subject to approval of this Proposal 3, without the requirement for any vesting requirement as the intent of the MIP shares is to compensate our employees for the work completed in 2023 related to the business combination. Our Board has approved an amendment to Section 3.3 that would permit the issuance of shares without the requirement for any vesting period, subject to the approval of our shareholders.

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Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m)

Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s (i) chief executive officer, (ii) chief financial officer, (iii) three most highly compensated executive officers other than the chief executive officer or chief financial officer and (iv) any employee of the corporation who was an individual described in clauses (i), (ii) or (iii) in any preceding taxable year beginning after December 31, 2016.

Stock Options

A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company (or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two (2) years from the date the option was granted and one (1) year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition, and (2) the fair market value of those shares on the date of exercise over the exercise price, and the Company(or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.

SARs

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company(or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code. If the SARs are settled in shares, then when the shares are sold the participant will recognize capital gain or loss on the difference between the sale price and the amount recognized at exercise (whether the gain is long-term or short-term depends on how long the shares are held).

Stock Awards

A participant will not recognize taxable income at the time a stock award that is a restricted stock award (i.e., stock subject to restrictions constituting a substantial risk of forfeiture) is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. Any future appreciation will be taxed at capital gains rates. However, if the shares are later forfeited, the participant will not be able to recover any taxes paid.

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If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company(or the applicable employer) as compensation expense, subject to the limitations under Section 162(m) of the Code. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company(or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.

The tax consequences of any other type of stock award will depend on the structure and form of such award. A participant who is granted a stock award in the form of shares of the Company’s Common Stock that are not subject to any restrictions under the Plan will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares over the amount paid for the shares, and the Company(or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.

Stock Award Unit

A participant will not recognize taxable income at the time a stock award unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of stock award units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company(or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code. Any future appreciation will be taxed at capital gains rates.

Performance Awards

A participant will not recognize taxable income at the time performance awards are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of a performance award, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company (or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.

Section 409A

Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to Section 409A of the Code, while others are exempt. If an award is subject to Section 409A of the Code and a violation occurs, the compensation is includible in income when no longer subject to a substantial risk of forfeiture and the participant may be subject to a 20% penalty tax and, in some cases, interest penalties. The Plan and awards granted under the Plan are intended to be exempt from or conform to the requirements of Section 409A of the Code.

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New Plan Benefits

Because the grant of awards under the Plan, as proposed to be amended, is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Plan, as proposed to be amended, the following table provides information concerning the benefits that were received by the following persons and groups under the Plan to date: each NEO; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group:

Name	Number of stock options awarded under 2023 Stock Plan (#)

Robert McDermott, CEO(1)	2,778,254

Archit Shah, CFO (2)	723,596

Muralidar Chakravarthi, CTO(3)	585,283

David Fidanza, CIO(4)	579,877

Executive Officers as a Group (includes NEOs)	4,667,010

Non-Executive Directors as a Group	140,812

Non-Executive Officer Employee as a Group	1,015,613

(1)

Includes the following options subject to shareholder approval of increase in 2023 Stock Plan of: 570,754 common stock options vesting over three years with a strike price of $1.46 issued on March 29, 2024 related to 2023 bonus award and 1,817,742 common stock options vesting immediately with a strike price of $3.10 issued on March 29, 2024 related the Management Incentive Plan.

(2)

Includes the following options subject to shareholder approval of increase in 2023 Stock Plan of: 158,220 common stock options vesting over three years with a strike price of $1.46 issued on March 29, 2024 related to 2023 bonus award and 482,259 common stock options vesting immediately with a strike price of $3.10 issued on March 29, 2024 related the Management Incentive Plan.

(3)

Includes the following options subject to shareholder approval of increase in 2023 Stock Plan of: 154,110 common stock options vesting over three years with a strike price of $1.46 issued on March 29, 2024 related to 2023 bonus award and 352,420 common stock options vesting immediately with a strike price of $3.10 issued on March 29, 2024 related the Management Incentive Plan.

(4)

Includes the following options subject to shareholder approval of increase in 2023 Stock Plan of: 152,055 common stock options vesting over three years with a strike price of $1.46 issued on March 29, 2024 related to 2023 bonus award and 352,420 common stock options vesting immediately with a strike price of $3.10 issued on March 29, 2024 related the Management Incentive Plan.

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Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information about our compensation plans as of December 31, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	1,187,790	$3.45	285,640
Equity Compensation Plans Not Approved by Security Holders	11,000,000	$2.69	6,078,715
Total	12,187,790	$2.81	6,364,355

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the voting power of the common stock present in person, present by means of remote communication, or represented by proxy at the meeting and entitled to vote on such matter is necessary to approve Proposal 3. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal. The Board recommends that stockholders vote FOR the Proposal 3.

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PROPOSAL 4: FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), TO APPROVE THE ISSUANCE OF UP TO 1,750,000 SHARES OF COMPANY COMMON STOCK UPON THE CONVERSION OF CERTAIN CONVERTIBLE PROMISSORY NOTES AND UPON THE EXERCISE OF CERTAIN WARRANTS ISSUED IN PRIVATE PLACEMENTS

We are asking stockholders to approve the issuance of up to 1,750,000 shares of our common stock upon the conversion of certain Notes (defined below) and the exercise of certain Warrants (defined below) issued in private offerings that closed in October 2023, as contemplated by Nasdaq Listing Rule 5635(d), as described in more detail below.

Description of Notes and Warrants

On October 13, 2023, we entered into a securities purchase agreement pursuant to which we issued a promissory note (the “October 13 Note”) to an accredited investor and former member of the board of directors of iCoreConnect, Inc., a Nevada corporation, that is now our wholly-owned subsidiary, in exchange for $350,000. The maturity of the October 13 Note is May 13, 2024 and carries an interest rate of 12% per annum and is initially convertible into our common stock at a conversion rate of $1.85 per share. In conjunction with the October 13 Note, we also issued a five-year warrant to purchase 24,500 shares of our common stock with an exercise price of $2.04 (the “October 13 Warrant”). On October 26, 2023, we entered into a securities purchase agreement pursuant to which we issued a promissory note (the “October 26 Note”) to an accredited investor and former executive officer of the Company and current employee of the Company, in exchange for $94,685.91. The maturity of the October 26 Note is May 26, 2024 and carries an interest rate of 12% per annum and is initially convertible into our common stock at a conversion rate of $1.80 per share. In conjunction with the October 26 Note, we issued the investor 6,629 shares of our common stock (the “Inducement Shares”) and we also issued a five-year warrant to purchase 6,629 shares of our common stock with an exercise price of $2.15 (the “October 26 Warrant”). On December 29, 2023, we entered into amendments with holders of the above notes and warrants, whereby the holders agreed that: (i) the notes would not be convertible into shares of our common stock unless and until our shareholders approve such conversion per Nasdaq Listing Rule 5635(d); and (ii) the warrants would not become exercisable unless and until our shareholders approve the exercise of the warrants pursuant to Nasdaq Listing Rule 5635(d).

On October 31, 2023, the Company entered into a securities purchase agreement with an investor, pursuant to which the Company issued the investor a Convertible Promissory Note in the principal amount of $500,000. The maturity of the Convertible Promissory Note is October 31, 2024 and carries an interest rate of 12% per annum and is convertible into Company common stock at a conversion rate of $1.90 per share.

On December 18, 2023, the Company entered into a securities purchase agreement with an existing investor, pursuant to which the Company issued the investor a convertible note in the principal amount of $500,000. The maturity of the convertible note is December 18, 2024 and carries an interest rate of 12% per annum and is convertible into Company common stock at a conversion rate of $2.77 per share.

On December 19, 2023, the Company entered into a securities purchase agreement pursuant to which the Company issued a convertible note in the principal amount of $70,000. The maturity of the convertible note is December 19, 2024 and carries an interest rate of 12% per annum and is convertible into Company common stock at a conversion rate of $2.03 per share.

On December 19, 2023, the Company entered into a securities purchase agreement pursuant to which the Company issued a convertible note in the principal amount of $70,000. The maturity of the convertible note is December 19, 2024 and carries an interest rate of 12% per annum and is convertible into Company common stock at a conversion rate of $2.03 per share.

On December 28, 2023, the Company entered into a securities purchase agreement with an existing investor, pursuant to which the Company issued the investor a convertible note in the principal amount of $100,000. The maturity of the convertible note is December 28, 2024 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate of $1.57 per share.

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On February 1, 2024, we entered into a securities purchase agreement with an investor, pursuant to which we issued the investor a convertible note in principal amount of $50,000 in exchange for $50,000. The maturity of the convertible note is February 1, 2025 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate equal to 120% of the closing price of the Company’s common stock on the date of issuance.

On February 1, 2024, we entered into a securities purchase agreement with an investor, pursuant to which the Company issued the investor a convertible note in principal amount of $5,000 in exchange for $5,000. The maturity of the convertible note is February 1, 2025 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate equal to 120% of the closing price of the Company’s common stock on the date of issuance.

On April 2, 2024, we entered into a promissory note in the principal amount of $200,000 in exchange for $200,000. The maturity of the promissory note is June 30, 2024 and carries an interest rate of 12% per annum.

On April 8, 2024 with an effective date of January 1, 2024, we entered into a securities purchase agreement with a related party pursuant to which the Company issued the related party a convertible note in the principal amount of $200,000 in exchange for $200,000. The maturity of the convertible note is April 30, 2024 and carries an interest rate of 12% per annum and is initially convertible into Company common stock at a conversion rate equal to 120% of the closing price of the Company’s common stock on the date of issuance. In conjunction with the note, we issued the investor a five-year warrant to purchase 30,000 shares of our common stock with an exercise price of $1.50.

On April 8, 2024 with an effective date of January 1, 2024, we entered into a securities purchase agreement with a related party pursuant to which we issued the related party a promissory note in the principal amount of $260,000 in exchange for $260,000. The maturity of the promissory note is April 30, 2024 and carries an interest rate of 20% per annum. In conjunction with the note, we issued the investor a five-year warrant to purchase 39,000 shares of our common stock with an exercise price of $1.50.

We are seeking the approval at this Annual Meeting of the issuance of the 1,750,000 shares of common stock underlying each of the notes (collectively, the “Notes”) and warrants (collectively, the “Warrants”) described above.

Purpose of Proposal 4

Our common stock is listed on The Nasdaq Capital Market and trades under the ticker symbol “ICCT.” Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock of the issuer at a price that is less than the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”). In addition, Nasdaq attributes a value of $0.125 per share for each share underlying warrants in the offering. As such, although the conversion price of each of the Notes was equal to the Minimum Price, the issuance of the Warrants together with the Notes made the overall purchase price of the securities be deemed to be below the Minimum Price.

In order for the shares issuable upon conversion of the Notes and exercise of the Warrants to not count against the limits set forth in Nasdaq Listing Rule 5635(d), the Notes and Warrant holders agreed that the Notes and the Warrants were not permitted to be converted or exercised, respectively, until shareholder approval was received. This proposal is included in this proxy statement for purposes of seeking this approval.

Potential Consequences if the Proposal is Not Approved

The Board is not seeking the approval of our stockholders to authorize our issuance of the Notes and Warrants, as the offerings have already been completed and the Notes and Warrants have already been issued. We are only asking for approval to allow the Notes to become convertible and the Warrants to become exercisable.

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We agreed to hold an Annual Meeting of stockholders for the purpose of obtaining approval of this proposal. If we do not obtain approval of this proposal at this Annual Meeting, the Notes will not become convertible, which means that the holder will not have the opportunity to convert the Notes into shares of our common stock and we will be required to repay such Notes in cash.

Potential Adverse Effects of the Approval of the Proposal

If this Proposal 4 is approved, existing stockholders will suffer dilution in their ownership interests in the future as a result of the potential issuance of shares of common stock upon conversion of the notes and exercise of the Warrants. Assuming the full conversion of the Notes and exercise of the Warrants, an aggregate of 1,740,000 additional shares of common stock will be outstanding and the ownership interest of our existing stockholders would be correspondingly reduced.

The sale into the public market of these shares also could materially and adversely affect the market price of our common stock.

Interests of Certain Persons

The October 13 Note and October 13 Warrant were issued to a former member of the board of directors of iCoreConnect, Inc., a Nevada corporation, that is now our wholly-owned subsidiary, and the October 26 Note and October 26 Warrant were issued to a former executive officer of the Company and current employee of the Company. These individuals would benefit from the approval of this Proposal 4 as their Notes will not become convertible and their Warrants will not become exercisable unless this Proposal 4 is approved.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the voting power of the common stock present in person, present by means of remote communication, or represented by proxy at the meeting and entitled to vote on such matter is necessary to approve Proposal 4. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal. The Board recommends that stockholders vote FOR the Proposal 4.

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PROPOSAL 5: TO APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF ALL OF THE SHARES OF COMPANY COMMON STOCK UPON CONVERSION OF THE NOTES (DEFINED HEREIN), INCLUDING THE COMMITMENT SHARES (DEFINED HEREIN), WITHOUT REGARD TO ANY LIMITATIONS ON CONVERSION SET FORTH IN THE NOTES AND ASSUMING ALL NOTES HAVE BEEN ISSUED AND ALL ADJUSTMENTS WITH RESPECT TO SUCH ISSUANCES SHALL HAVE BEEN MADE TO THE NOTES, INCLUDING BUT NOT LIMITED TO THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK ON THE DATE OF THE RESPECTIVE NOTES

Background and Overview

On February 26, 2024, the Company executed a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”). Pursuant to the terms and conditions of the Purchase Agreement, the Investors agreed to purchase from the Company unsecured convertible notes in the aggregate principal amount of up to $3,300,000, which has been subsequently amended to an aggregate principal amount of up to $8,250,000.00 (as amended, the “Notes”, and collectively with the related transaction documents (the “Financing”). Our Board has previously determined that the Financing and the transactions contemplated thereby are in the best interests of the Company and its stockholders.

The Purchase Agreement contemplates funding of the investment across a series of tranches. At the first closing (the “Initial Closing”) an aggregate principal amount of $1,375,000 of Notes was issued in exchange for aggregate gross proceeds of $1,250,000, representing an original issue discount of 10%. On such date (the “Initial Closing Date”), the Company also issued the Investors 85,174 shares of Company common stock (the “Commitment Shares”).

Subject to satisfying the conditions discussed below, the Company has the right under the Purchase Agreement, but not the obligation, to require that the Investors purchase additional Notes at one additional closing. Upon notice, the Company may require that the Investors purchase an additional aggregate principal amount of $1,100,000 of Notes, in exchange for aggregate gross proceeds of $1,000,000, if, among other items, (i) the Registration Statement (as described below) is effective; and (ii) the Shareholder Approval (as described below) has been obtained.

On April 26, 2024, the Company and the Investors entered into an amendment to the Financing (the “Amendment”), pursuant to which the aggregate principal amount of the Notes that may be issued by the Company pursuant to the Financing was increased to up to $8,250,000.00. Further, the Amendment provides an option to the Company, to be exercised at the Company’s sole discretion, to (i) accelerate the payment date of any Amortization Payments (as defined below) in the Notes and/or (ii) permit the holders of the Notes to voluntarily effectuate conversion(s) of any amounts under the Notes at the Alternate Conversion Price (as defined below).

Description of the Notes

General. The Notes will mature 12 months from their respective issuance date (the “Maturity Date”), unless earlier converted. Commencing on the six-month anniversary of the issue date, the Company will be required to make monthly amortization payments pursuant to the Note of approximately 1/6th of the principal amount of the Note per month (the “Amortization Payments”).

Ranking. The Notes will be the Company’s unsecured obligations and equal in right of payment with all of its other indebtedness and other indebtedness of any of its subsidiaries.

Interest. The Notes were issued with an original issue discount of 10.0% per annum, and will not accrue additional interest during the term; provided that the interest rate of the Notes will automatically increase to 16% per annum (the “Default Rate”) upon the occurrence and continuance of an event of default (See “— Events of Default” below).

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Conversion Rights.

Conversion at Option of Holder. Each holder of Notes may convert all, or any part, of the outstanding Notes, at any time at such holder’s option, into shares of the Company’s common stock at an initial “Conversion Price” of $1.848 per share, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions.

With limited exceptions, if the Company at any time while a Note is outstanding, issues any common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise), at an effective price per share less than the Conversion Price (a “Dilutive Issuance”) then the Conversion Price shall be reduced to the same price as the new investment.

Limitations on Conversion. A holder shall not have the right to convert any portion of a Note to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of the Company’s common stock outstanding immediately after giving effect to such conversion.

Adjustment of Conversion Upon Amortization Payment Failure. If the Company fails to make any Amortization Payments when due, then each holder may alternatively elect to convert all or any portion of such holder’s Notes at a conversion price equal to the lesser of (i) the Conversion Price, and (ii) 90% of the lowest VWAP of the common stock during the five consecutive trading days immediately prior to such conversion (such adjusted price is referred to as the “Alternate Conversion Price”).

Company Option. As described above, the Amendment provides an option to the Company, to be exercised at the Company’s sole discretion, to (i) accelerate the payment date of any Amortization Payments in the Notes and/or (ii) permit the holders of the Notes to voluntarily effectuate conversion(s) of any amounts under the Notes at the Alternate Conversion Price.

Events of Default. The Notes contain standard and customary events of defaults (each, an “Event of Default”), including but not limited: (i) failure to pay to the holder any amounts when due; (ii) the failure to timely file or make effective the Registration Statement (as described below) pursuant to the Registration Rights Agreement, (iii) the failure to obtain Shareholder Approval (as described below), and (iii) bankruptcy or insolvency of the Company.

Fundamental Transaction. The Notes prohibit the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or the Company’s successor) assumes in writing all of the obligations under the Notes and the other transaction documents in the Financing. In addition, if such event occurs then the holder of the Note shall have the right to (i) be repaid the full amount owed under the Note and (ii) receive upon conversion of all or any portion of the Note such stock, securities or assets which the holder would have been entitled to receive in such transaction had the Note been converted immediately prior to such transaction (without regard to any limitations on conversion set forth herein).

Registration Rights

On February 26, 2024, the parties entered into a registration rights agreement (the “Registration Rights Agreement”), which grants the Investors certain customary registration rights in connection with the Financing with respect to the shares of common stock underlying the Notes. In accordance with the terms and conditions of the Registration Rights Agreement, the Company shall prepare and file with the SEC a registration statement on Form S-1 (the “Registration Statement”) registering the resale of the common stock underlying all of the Notes within 90 days and to have such registration statement effective by within 120 days after the execution of the Registration Rights Agreement.

Shareholder Approval Requirement

In compliance with Nasdaq Listing Rule 5635(d), the Company agreed not to issue any shares of common stock underlying the Notes if the issuance of such shares of common stock would exceed the aggregate number of shares of common stock which the Company may issue upon conversion of the Notes without breaching the Company’s obligations under the rules or regulations of the Nasdaq Stock Market. Pursuant to the Purchase Agreement, the Company agreed to hold a stockholder meeting seeking stockholder approval (the “Shareholder Approval”) of the issuance of all of the common stock underlying the Notes in compliance with the rules and regulations of the Nasdaq Stock Market. This Proposal 5 is being proposed to satisfy this obligation.

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Basis of Shareholder Approval Requirements – Nasdaq Listing Rule 5635(d)

Summary of Nasdaq Listing Rule 5635(d)

Our common stock is listed on the Nasdaq Capital Market, and we are subject to the Nasdaq listing standards set forth in its Listing Rules. Nasdaq Listing Rule 5635(d) requires stockholder approval for the issuance, other than in a public offering, of securities convertible into common stock at a price less than the greater of book or market value of the common stock if the securities are convertible into 20% or more of our common stock (the “Exchange Cap”).

The Resolutions Subject to Approval at the Annual Meeting

For purposes of complying with Nasdaq Listing Rule 5635(d), pursuant to the Purchase Agreement, we agreed to submit this Proposal 5 at this Annual Meeting for approval of the issuance of all of the shares of Company common stock upon conversion of the Notes, including the Commitment Shares, without regard to any limitations on conversion set forth in the Notes and assuming all Notes have been issued, including but not limited to the issuance of more than 20% of the Company’s issued and outstanding common stock on the date of the respective Notes.

Dilutive Effect of Approval of this Proposal

Potential Dilutive Effect of the Notes

Assuming we issue all Notes, we may issue up to $8.250 million in aggregate principal amount of Notes. Below is a table summarizing the number of shares of common stock that are potentially issuable upon conversion of the Notes at various assumed conversion prices. As the Alternate Conversion Price described above is based on the price of our common stock at the time of the event, and since the conversion price may also be adjusted if we make a Dilutive Issuance as described above or voluntarily reduce such conversion price, the actual conversion price may be less than the assumed prices set forth in the table.

Conversion Price	$1.848	$1.00	$0.50	$0.25	$0.10
Number of shares of common stock issuable upon conversion	4,464,286	8,250,000	16,500	33,000,000	82,500,000

Consequences of Not Approving this Proposal

Repayment of the Notes in Cash

If the Nasdaq Proposal is not approved, the holders of the Notes will be unable to convert such notes into our common stock due the limitations set forth by Nasdaq Listing Rule 5635(d). To the extent any portions of the Notes may not be converted into shares of our common stock due to the limitations in Nasdaq Listing Rule 5635(d), we will be required, upon the date that any Amortization Payments are due and at maturity, to repay the Notes in cash. Repayment of the Notes in cash would divert resources away from funding our business operations, which could negatively impact our prospects, financial condition and results of operations.

Inability to Issue Additional Notes

Our ability to require the Investors to purchase the second tranche of Notes in principal amount of $1,000,000 described above is contingent on our shareholders approving this Proposal 5. Our inability to draw down on such second tranche and subsequent tranches under the Financing would limit our ability to raise additional capital and the cash available to us to operate our business. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent upon our ability to raise capital and satisfy our ongoing business needs. If we are prevented from issuing shares to the holders of the Notes in excess of the Exchange Cap, we may not have the capital necessary to fully satisfy our ongoing business needs, the effect of which would adversely impact future operating results, and result in a delay in our business plans.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the voting power of the common stock present in person, present by means of remote communication, or represented by proxy at the meeting and entitled to vote on such matter is necessary to approve Proposal 5. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal. The Board recommends that stockholders vote FOR Proposal 5.

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PROPOSAL 6: FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(A), TO APPROVE THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK PURSUANT TO THE CONVERSION OF PREFERRED STOCK

Overview

We are asking stockholders to approve the issuance of up to 3,107,500 shares of our common stock upon conversion of the shares of our Series A Preferred Stock, the aggregate of which conversions would represent greater than 19.9% of the issued and outstanding shares of our Common Stock as of January 1, 2024 (the date on which we issued and sold the shares of our Series A Preferred Stock). This requested approval is required by and in accordance with Nasdaq Listing Rule 5635(a).

On January 1, 2024, we entered into an Asset Purchase Agreement (the “FeatherPay Agreement”) with Ally Commerce, Inc. dba FeatherPay (“FeatherPay”). FeatherPay was engaged in the business of healthcare billing and payment processing. Pursuant to the FeatherPay Agreement, we purchased the assets of FeatherPay utilized in its business. As consideration for the acquired assets: (i) we paid to FeatherPay $500,000 in cash, and (ii) we issued to FeatherPay’s stockholders an aggregate of $4,800,000 worth of shares of our Series A Preferred Stock (the “Series A Preferred Stock”) at $10.00 per share totaling 480,000 shares. The closing of the transaction occurred on January 1, 2024.

On January 1, 2024, we entered into an Asset Purchase Agreement (the “Verifi Agreement”) with Verifi Dental, Limited (“Verifi”). Verifi was engaged in the business of healthcare billing and payment processing. Pursuant to the Verifi Agreement, we purchased the assets of Verifi utilized in its business. As consideration for the acquired assets: (i) we paid to Verifi $360,000 in cash, and (ii) we agreed to issue to Verifi $840,000 worth of shares of Series A Preferred Stock at $10.00 per share totaling 84,000 shares. The closing of the transaction occurred on January 1, 2024.

On January 1, 2024, we entered into an Asset Purchase Agreement (the “Teamworx Agreement”) with Teamworx LLC (“Teamworx”). Teamworx was engaged in the business of healthcare billing and payment processing. Pursuant to the Teamworx Agreement, we purchased the assets of Teamworx utilized in its business. As consideration for the acquired assets: (i) we paid to Teamworx $125,000 in cash, and (ii) we agreed to issue to Seller $575,000 worth of shares of Series A Preferred Stock at $10.00 per share totaling 57,500 shares. The closing of the transaction occurred on January 1, 2024.

In connection with the issuance of the Series A Preferred Stock issued in the above transactions, we and the stockholders of the sellers in the acquisitions (the “Preferred Holders”) entered into agreements for the issuance of Series A Preferred Stock. Pursuant to the agreements, the Preferred Holders agreed that would not convert the Series A Preferred Stock into shares of our common stock to the extent that such conversion would require approval of our stockholders in connection with the rules of the Nasdaq Stock Market. We agreed with the Preferred Holders to seek shareholder approval to allow the conversion of the Series A Preferred Stock into our common stock at a meeting of our stockholders within 180 days of the closing of the transactions.

We are seeking the foregoing approval at this Annual Meeting.

Description of the Series A Preferred Stock

Dividends

Holders of Series A Preferred Stock are entitled to receive dividends per shares in an amount equal to 12% per annum of the $10.00 original issue price (“Original Issue Price”) prior and in preference to any declaration or payment of any other dividend. Dividends accrue from day to day and shall be cumulative and shall be payable within 15 business days after the end of our second quarter, which is June 30, commencing with the quarter ending June 30, 2024 to each holder of Series A Preferred Stock as of such date, provided that our board of directors shall be permitted to declare a dividend under applicable law.

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Voting Rights

The holders of Series A Preferred Stock are not entitled to vote on any matters submitted to the stockholders of the Company.

Redemption

The shares of Series A Preferred Stock are not redeemable by the Company.

Conversion

The “Conversion Price” is initially $10.00 per share; provided that the Conversion Price shall be reset to the lesser of $10.00 or 20% above the simple average of the volume weighted average price on the 20 trading days following 12 months after August 25, 2023; provided further that such Conversion Price shall be no greater than $10.00 and no less than $2.00 and subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable Series A Preferred Stock.

Mandatory Conversion. After 24 months from August 25, 2023, in the event the closing share price of our common stock shall exceed 140% of the Conversion Price then in effect (a “Mandatory Conversion Event”), then (i) each outstanding share of Series A Preferred Stock shall automatically be converted into such number of fully paid and non-assessable shares of our common stock as is determined by dividing the Original Issue Price by the Conversion Price in effect at the time of conversion and (ii) such shares of Series A Preferred Stock may not be reissued, subject to adjustment as provided below.

Upon a Mandatory Conversion Event, the we shall declare and pay all of the dividends that are accrued and unpaid as of the time of the occurrence of the Mandatory Conversion Event by either, at our option, (i) issuing additional Series A Preferred Stock to the holders thereof (valuing such additional Series A Preferred Stock at the Original Issue Price), which additional Series A Preferred Stock shall also be automatically converted into shares of our common stock using the then in effect Conversion Price or (ii) paying cash. Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and we may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

Optional Conversion. The Series A Preferred Stock is convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder, into such number of shares of our common stock as is determined by dividing the Original Issue Price by the Conversion Price in effect at the time of conversion, subject to certain adjustments. The ability of the Preferred Holders to convert their Series A Preferred Stock is dependent upon the approval of this Proposal 6 at the Annual Meeting.

Liquidation

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock will be entitled to be paid (before any distribution or payment is made upon any shares of our common stock) an amount per share equal to the greater of (i) one times the applicable Original Issue Price, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into our common stock immediately prior to such liquidation, dissolution or winding up. However, if upon liquidation, the available funds and assets to be distributed among the holders of Series A Preferred Stock are insufficient to permit payment in full of the liquidation preference per share, then the entire available funds and assets upon liquidation of the Company shall be distributed ratably among the holders of Series A Preferred Stock on a pro rata basis.

If there are any available funds or assets upon liquidation remaining after the payment or distribution to the holders of the Series A Preferred Stock of their full preferential amounts described above, then all such remaining available funds and assets shall be distributed among the holders of shares of our common stock, pro rata based on the number of shares held by each such holder.

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Shares Issuable Upon Conversion

In connection with the acquisitions described in the “Overview” section above, we have issued the Preferred Holders a total of 621,500 shares of Series A Preferred Stock. Assuming the maximum reset of the Conversion Price as described in “Description of the Series A Preferred Stock” above occurs, the total number of shares of Series A Preferred Stock issued to the Preferred Holders would convert into 3,107,500 shares of our common stock. The sale into the public markets of the shares of common stock could materially and adversely affect the market price of our common stock.

Reasons for Stockholder Approval

Our common stock is listed on the Nasdaq Capital Market, and, as such, we are subject to the applicable rules of Nasdaq, including Nasdaq Listing Rule 5635(a), which requires stockholder approval in connection with the acquisition of another company if the Nasdaq-listed company will issue a number of shares of common stock that is equal to or greater than 20% of the number of shares of its then-outstanding common stock. Assuming the maximum number of shares of common stock are issued upon conversion of the Series A Preferred Stock, on a combined basis with respect to all three of the acquisitions, we would issue 20% or more of our outstanding common stock, outstanding before the issuances, pursuant to the conversion of the shares of our Series A Preferred Stock. Thus, in order to permit the issuance of our common stock upon conversion of the Series A Preferred Stock, we must first obtain stockholder approval of the issuances. Unless and until this Proposal 3 is approved by our stockholders as required by the Nasdaq Listing Rules, the holders of Series A Preferred Stock are limited as to the number of shares of our Series A Preferred Stock that may be converted.

Effect of Issuance of Common Stock

The issuance of the 3,107,500 shares of our common stock that would be the maximum number of shares of common stock are the subject of this Proposal 3 will result in an increase in the number of shares of our common stock outstanding, and our stockholders will incur further dilution of their percentage ownership in us to the extent that the holders of our Series A Preferred Stock convert their shares of our Series A Preferred Stock for shares of our common stock.

Consequences if Stockholder Approval is Not Obtained

We are obligated to hold additional stockholder meetings until we obtain stockholder approval of this Proposal 6. As such, if we fail to receive such approval, we will incur additional expenses in order to hold additional meetings.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the voting power of the common stock present in person, present by means of remote communication, or represented by proxy at the meeting and entitled to vote on such matter is necessary to approve Proposal 6. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal. The Board recommends that stockholders vote FOR Proposal 6.

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PROPOSAL 7: TO APPROVE AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO GRANT OUR BOARD OF DIRECTORS AUTHORITY TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK

General

Our Board is recommending that our stockholders approve a proposed amendment to our Amended and Restated Certificate of Incorporation in substantially the form attached hereto as Annex B, to effect a reverse stock split of our outstanding shares of common stock at a reverse stock split ratio of between 1-for-2 and 1-for-30 (including each whole number between such ratios), as determined by the Board of Directors in its sole discretion, at any time prior to the one-year anniversary of this Annual Meeting. If the stockholders approve and adopt the proposed amendment to effect the reverse stock split, and our Board decides to implement it, the reverse stock split will become effective on the date of the filing of the proposed amendment with the Secretary of State of the State of Delaware.

If implemented, the reverse stock split will be realized simultaneously for all outstanding common stock and the ratio determined by our Board will be the same for all outstanding shares of common stock. The reverse stock split will affect all holders of shares of our common stock uniformly and each stockholder will hold the same percentage of our common stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below. The proposed amendment will not reduce the number of authorized shares of common stock (which will remain at 100,000,000, or at 250,000,000 if Proposal 8 is approved) or preferred stock (which will remain at 40,000,000) or change the par values of our common stock (which will remain at $0.0001 per share) or preferred stock (which will remain at $0.0001 per share).

Background

Our common stock is currently quoted on The Nasdaq Capital Market (“Nasdaq”), and we are therefore subject to its continued listing requirements, including requirements with respect to the market value of publicly-held shares, market value of listed shares, minimum bid price per share, and minimum stockholder's equity, among others, and requirements relating to board and committee independence. If we fail to satisfy one or more of the requirements, we may be delisted from Nasdaq.

The minimum closing bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) is $1.00. On May 10, 2024, the last reported sales price for the common stock was $1.31 per share.

Purpose of the Proposed Reverse Stock Split

Our Board’s primary objective in proposing the reverse stock split is to raise the per share trading price of our common stock. In particular, this will help us to maintain the listing of our common stock on Nasdaq.

Delisting from Nasdaq may adversely affect our ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our common stock. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities.

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If we are delisted from Nasdaq and we are not able to list our common stock on another exchange, our common stock could be quoted on the OTC Bulletin Board or in the “pink sheets.” As a result, we could face significant adverse consequences including, among others:

●	a limited availability of market quotations for our securities;

●

a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and little or no analyst coverage for us;

●	we would no longer qualify for exemptions from state securities registration requirements, which may require us to comply with applicable state securities laws; and

●

a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3, which we may otherwise be eligible to use the future) or obtain additional financing in the future.

Our Board believes that the proposed reverse stock split is a potentially effective means for us to maintain compliance with the listing rules of Nasdaq and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from the Nasdaq by producing the immediate effect of increasing the bid price of our common stock.

Increase the Market Price of our Common Stock to a Level More Appealing for Investors

We also believe that the reverse stock split could enhance the appeal of our common stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower-priced securities to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore more likely to have less third-party analysis of the Company available to investors. We believe that the reduction in the number of issued and outstanding shares of our common stock caused by the reverse stock split, together with the anticipated increased stock price immediately following and resulting from the reverse stock split, may encourage interest and trading in our common stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for the common stock than that which currently exists.

We cannot assure you that all or any of the anticipated beneficial effects on the trading market for our common stock will occur. Our Board cannot predict with certainty what effect the reverse stock split will have on the market price of our common stock, particularly over the longer term. Some investors may view a reverse stock split negatively, which could result in a decrease in our market capitalization. Additionally, any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares. We cannot provide you with any assurance that our shares will continue to qualify for listing on Nasdaq. As a result, the trading liquidity of our common stock may not improve. In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances.

Determination of Ratio

The ratio of the reverse stock split, if approved and implemented, will be a ratio of between 1-for-2 and 1-for-30 as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of this Annual Meeting. Even if approved, the Board will have discretion to delay or not to implement the reverse stock split.

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In determining the reverse stock split ratio, our Board will consider numerous factors, including:

●	the historical and projected performance of our common stock;

●	general economic and other related conditions prevailing in our industry and in the marketplace;

●	the projected impact of the selected reverse stock split ratio on trading liquidity in our common stock;

●	our capitalization (including the number of shares of our common stock issued and outstanding);

●	the prevailing trading price for our common stock and the volume level thereof; and

●	potential devaluation of our market capitalization as a result of a reverse stock split.

The purpose of asking for authorization to amend the Amended and Restated Certificate of Incorporation to implement the reverse stock split at a ratio to be determined by the Board, as opposed to a ratio fixed in advance, is to give our Board the flexibility to take into account then-current market conditions and changes in price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Principal Effects of the Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. For example, if our Board decides to implement a 1-for-5 reverse stock split of our common stock, then a stockholder holding 10,000 shares of our common stock before the reverse stock split would instead hold 2,000 shares of our common stock immediately after the reverse stock split. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company or proportionate voting power, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares. No fractional shares will be issued in connection with the reverse stock split. Instead, we will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process.

The principal effect of the reverse stock split will be that (i) the number of shares of common stock issued and outstanding will be reduced from 10,150,753 shares as of April 25, 2024 to a number of shares between and including one-half to one-thirtieth that amount, as the case may be based on the ratio for the reverse stock split as determined by our Board, and (ii) all outstanding options and warrants entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options or warrants, as applicable, between and including one-half to one-thirtieth of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options or warrants, as applicable, immediately preceding the reverse stock split at an exercise price equal to between and including two to thirty times the exercise price specified before the reverse stock split, resulting in essentially the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding the reverse stock split, as the case may be based on the ratio for the reverse stock split as determined by our Board.

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The following table, which is for illustrative purposes only, illustrates the effects of the reverse stock split at certain exchange ratios within the foregoing range, without giving effect to any adjustments for fractional shares of common stock, on our outstanding shares of common stock and authorized shares of capital stock as of April 25, 2024.

	Before reverse stock split	After Reverse Stock Split
		1-for-2	1-for-5	1-for-10	1-for-15	1-for-20	1-for-25	1-for-30

Common Stock Authorized (1)	250,000,000	250,000,000	250,000,000	250,000,000	250,000,000	250,000,000	250,000,000	250,000,000
Preferred Stock Authorized	40,000,000	40,000,000	40,000,000	40,000,000	40,000,000	40,000,000	40,000,000	40,000,000
Common Stock Issued and Outstanding	10,150,753	5,075,377	2,030,151	1,015,076	676,717	507,538	406,031	338,359
Common Stock Underlying Options and Warrants	5,813,572	2,906,786	1,162,715	581,358	387,572	290,679	232,543	193,786
Common Stock Available for Grant under the Plan (1)	12,187,790	6,093,895	2,437,558	1,218,779	812,520	609,390	487,512	406,260
Common Stock authorized and unreserved	221,847,885	235,923,942	244,369,576	247,184,787	248,123,191	248,592,393	248,873,914	249,061,595

(1) Assumes all Proposals under this proxy statement are approved.

The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Accounting Matters

The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced to between and including one-half to one-eighth of its present amount, as the case may be based on the ratio for the reverse stock split as determined by our Board, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.

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Effect of Authorized but Unissued Shares

The reverse stock split will have the effect of significantly increasing the number of authorized but unissued shares of common stock. The number of authorized shares of common stock will not be decreased and will remain at 100,000,000 (or 250,000,000 if Proposal 8 is approved). Because the number of outstanding shares will be reduced as a result of the reverse stock split, the number of shares available for issuance will be increased. See the table above under the caption “Principal Effects of the Reverse Stock Split” that shows the number of unreserved shares of common stock that would be available for issuance at various reverse stock split ratios.

Our Board believes that we will need to raise additional capital in the ordinary course of business. In addition, we may issue shares to acquire other companies or assets or engage in business combination transactions. As of the date of this Proxy Statement, we have no specific plans, arrangements or understandings, whether written or oral, with respect to the increase in shares available for issuance as a result of the reverse stock split.

Potential Anti-Takeover and Dilutive Effects

The purpose of the reverse stock split is not to establish any barriers to a change of control or acquisition of the Company. However, because the number of authorized shares of common stock will remain at 100,000,000 (or 250,000,000 if Proposal 8 is approved), this proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our common stock as compared to the outstanding shares of our common stock and could, under certain circumstances, have an anti-takeover effect. Shares of common stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private financings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. After implementation of the proposed amendment, our Board will continue to have authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the Nasdaq listing standards, assuming the Company remains listed on Nasdaq. Our Board is not aware of any attempt to take control of our business and has not considered the reverse stock split to be a tool to be utilized as a type of anti-takeover device. We currently have no plans, proposals or arrangements to issue any shares of common stock that would become newly available for issuance as a result of the reverse stock split.

In addition, if we do issue additional shares of our common stock, the issuance could have a dilutive effect on earnings per share and the book or market value of the outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in the Company. Holders of common stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Certain Risks Associated with the Reverse Stock Split

Before voting on this proposal, you should consider the following risks associated with the implementation of the reverse stock split:

●

Although we expect that the reverse stock split will result in an increase in the market price of our common stock, we cannot assure you that the reverse stock split, if implemented, will increase the market price of our common stock in proportion to the reduction in the number of shares of common stock outstanding or result in a permanent increase in the market price. The effect the reverse stock split may have upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

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●

The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

●

While our Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the reverse stock split is approved by our stockholders, the reverse stock split would become effective at such time prior to the one-year anniversary of this Annual Meeting as it is deemed by our Board to be in the best interests of the Company and its stockholders and we file the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Even if the reverse stock split is approved by our stockholders, our Board has discretion not to carry out or to delay in carrying out the reverse stock split. Upon the filing of the amendment, all the old common stock will be converted into new common stock as set forth in the amendment.

As soon as practicable after the effective time of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. If you hold shares of common stock in a book-entry form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the reverse stock split with instructions on how to exchange your shares. After you submit your completed transmittal letter, a transaction statement will be sent to your address of record as soon as practicable after the effective date of the reverse stock split indicating the number of post-reverse stock split shares of common stock you hold.

Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-split shares in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of our common stock for a statement of holding. When you submit your certificate representing the pre-split shares of our common stock, your post-split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest.

Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Beginning on the effective time of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Instead, we will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the reverse stock split as that stockholder did immediately prior to the reverse stock split, except for minor adjustment due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

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No Dissenter’s Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights with respect to the reverse stock split or the corresponding amendment to our Amended and Restated Certificate of Incorporation to effect the reverse stock split and we will not independently provide our stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of important tax considerations of the reverse stock split. It addresses only stockholders who hold our common stock as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

Generally, a reverse stock split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the new shares of common stock will be the same as the adjusted basis of the common stock exchanged for such new shares. The holding period of the new, post-reverse stock split shares of the common stock resulting from implementation of the reverse stock split will include the stockholder’s respective holding periods for the pre-reverse stock split shares. Stockholders who acquired their shares of our common stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis of such shares. Additional information about the effects of the reverse stock split on the basis of holders of our common stock will be included in Internal Revenue Service Form 8937, Report of Organizational Actions Affecting Basis of Securities, which we will post to our website on or before the 45th day following the effective date of the reverse stock split, if effected.

The foregoing views are not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

Vote Required and Recommendation of the Board of Directors

The approval of Proposal 7 requires the affirmative vote of a majority of our outstanding shares entitled to vote on the matter is necessary to approve Proposal 7. Broker non-votes and abstentions will have no effect on the outcome of this proposal. The Board recommends that stockholders vote FOR the approval of the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock at reverse stock split ratio of between 1-for-2 and 1-for-30 (including each whole number between such ratios), as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of this Annual Meeting.

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PROPOSAL 8: APPROVAL OF AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 100,000,000 SHARES TO 250,000,000 SHARES.

General

Our Board is recommending that our stockholders approve a proposed amendment to our Amended and Restated Certificate of Incorporation in substantially the form attached hereto as Annex C (the “Share Increase Amendment”), providing for an increase in the number of our shares of common stock, having a par value of $0.0001 per share, from 100,000,000 to 250,000,000. If adopted and approved by the stockholders, the Share Increase Amendment will become effective upon the filing with the Secretary of State of the State of Delaware. If the Share Increase Amendment is approved by stockholders at the Annual Meeting, we intend to file the Share Increase Amendment as soon as practicable following the Annual Meeting.

Purposes of the Proposed Amendment

We do not have any present plan, arrangement or understanding to designate and issue any of the shares of common stock that will become available as a result of the Share Increase Amendment. Although, at present, our Board has no immediate plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use our common stock for business and financial purposes in the future. The additional 100,000,000 authorized shares of common stock would be available for issuance for various purposes, as our Board may deem advisable, such as for future financings, to satisfy the issuance of shares of common stock on the conversion or exercise of our options, warrants, convertible notes, or other convertible securities, to provide equity incentive to employees, consultants, officers and directors, to make stock-based acquisitions and for other general corporate purposes. Furthermore, we may utilize our securities to make future acquisitions. Acquisitions can be a key component of growth and, from time to time, consideration for acquisitions may include the issuance of common stock.

In addition to fund-raising opportunities, we also engage in periodic discussions with potential partners, strategic investments and acquisition candidates. If any of these discussions came to a definitive understanding, it is possible that we could use some of the newly authorized shares in connection with one or more such transactions. We also plan to continue to issue shares of common stock pursuant to our equity incentive plans. We currently have no agreement, commitment, or arrangement, regarding the issuance of common stock in connection with one or more such strategic transactions subsequent to the increase in the number of authorized shares. In addition, we do not have any agreements, commitments or arrangements regarding the issuance of common stock in connection with a fund-raising opportunity or any other purposes not specifically set forth in this proxy statement.

The newly authorized common stock would be available for issuance without further action by stockholders except as required by law, our Amended and Restated Certificate of Incorporation or applicable stock exchange requirements. Any such issuance could have the effect of diluting existing stockholders. Our Amended and Restated Certificate of Incorporation does not include any preemptive or other rights of stockholders to subscribe for any shares of common stock which may in the future be issued by us, which means that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership of common stock.

Rights of Additional Authorized Shares

The additional common stock to be authorized by stockholder approval of this Proposal 8 would have rights identical to the currently outstanding shares of our common stock.

Possible Anti-Takeover Effects of the Proposed Amendment

In addition to the corporate purposes mentioned above, an increase in the number of authorized shares of our common stock may make it more difficult to, or discourage an attempt to, obtain control of the Company by means of a takeover bid that the Board determines is not in the best interest of our Company and our stockholders. However, our Board of Directors is not aware of any attempt to take control of our company, and our Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

Vote Required and Recommendation of the Board of Directors

The approval of Proposal 8 requires the affirmative vote of a majority of our outstanding shares entitled to vote on the matter is necessary to approve Proposal 8. Broker non-votes and abstentions will have no effect on the outcome of this proposal. The Board recommends that stockholders vote FOR the approval of Proposal 8.

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PROPOSAL 9: TO APPROVE AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE VOTING REQUIREMENT FOR APPROVAL FROM A MAJORITY OF THE OUTSTANDING SHARES TO AMEND THE CERTIFICATE OF INCORPORATION

Introduction and Reasons for Amendments

Section 242 of the Delaware General Corporation Law (the “DGCL”) provides that, unless otherwise expressly required by the certificate of incorporation, companies like iCoreConnect that are listed on a national securities exchange may undertake (i) an amendment to increase or decrease their authorized number of shares or (ii) an amendment to conduct a reverse stock split by a vote of stockholders provided the votes cast for the amendment exceed the votes cast against the amendment. Section 9.2 of our amended and restated certificate of incorporation currently provides that in addition to any other vote that may be required by law, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of common stock shall be required to amend any provision of our amended and restated certificate of incorporation (the “Majority Voting Requirement”). As such, notwithstanding the ability pursuant to Section 242 of the DGCL to take the actions set forth Proposals 7 and 8 by a vote of stockholders wherein the votes cast for the proposals exceed the votes cast against the proposals, Section 9.2 of our amended and restated certificate of incorporation requires that we receive the vote of a majority of our outstanding shares of common stock to approve the proposals.

Section 9.2 of our amended and restated certificate of incorporation also requires the vote of 75% of the voting power of our outstanding shares of common stock to amend Articles VII, VIII and IX of our amended and restated certificate of incorporation. These articles relate to the ability of stockholders to take action by consent and call special meetings, the indemnification provisions in our amended and restated certificate of incorporation, and certain miscellaneous provisions. We are not asking shareholders to amend this provision.

Our Board of Directors has determined that it is advisable and in the best interests of our stockholders to amend the amended and restated certificate of incorporation to eliminate the Majority Voting Requirement. We believe that the proposed amendment will make it easier in the future to effect reverse stock splits or increase our outstanding shares, which may be in the best interests of the company. As a result, we recommend and are seeking stockholder approval of this Proposal 9.

Overview and Effects of the Proposed Amendment

If Proposal 9 is approved by stockholders, the voting standard set forth in Section 242 of the DGCL would apply to reverse stock splits and authorized share increases, which would mean that future amendments to the Certificate of Incorporation to take these actions would require the affirmative vote of the holders of at least a majority of the voting power of the common stock present in person, present by means of remote communication, or represented by proxy at the meeting and entitled to vote on such matter. Annex D to this proxy statement shows the changes to the amended and restated certificate of incorporation that would be effected by this Proposal 9, if adopted.

If our stockholders approve Proposal 9, then, subject to applicable law, they will become effective immediately upon the Company’s filing of an amended and restated certificate of incorporation with the Delaware Secretary of State, which we anticipate doing as soon as practicable following stockholder approval of Proposal 9. If stockholders do not approve Proposal 9, the current voting requirements will remain in place, and the Company will not file the anticipated amended and restated certificate of incorporation with the Delaware Secretary of State.

Vote Required and Recommendation of the Board of Directors

The approval of Proposal 9 requires the affirmative vote of the majority of our outstanding shares entitled to vote on the matter is necessary to approve Proposal 9. Broker non-votes and abstentions will have no effect on the outcome of this proposal. The Board recommends that stockholders vote FOR the approval of the Proposal 9.

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PROPOSAL 10: APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSALS 3-9

Overview

If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposals 3-9, one or more of our proxy holders may move to adjourn the Annual Meeting at that time in order to enable our Board to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize one or more of our proxy holders to adjourn the Annual Meeting to another time and place, if necessary, to solicit additional proxies in the event that there are not sufficient votes to approve Proposals 3-9. If our stockholders approve this proposal, one or more of our proxy holders can adjourn the Annual Meeting and any adjourned session of the Annual Meeting to allow for additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat any of Proposals 3-9, we could adjourn the Annual Meeting without a vote on such proposals and seek to convince our stockholders to change their votes in favor of such proposals.

If it is necessary to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the voting power of the common stock present in person, present by means of remote communication, or represented by proxy at the meeting and entitled to vote on such matter is necessary to approve Proposal 10. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal. The Board recommends that stockholders vote FOR Proposal 7.

ANNUAL REPORT TO STOCKHOLDERS

Our 2023 Annual Report has been made available to stockholders and is posted on our website https://ir.icoreconnect.com/sec-filings.

Additional copies of the 2023 Annual Report may be obtained without charge upon written request to Investor Relations, iCoreConnect Inc., 529 Crown Point Road, Suite 250, Ocoee, FL 34761.

The 2023 Annual Report shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2025 ANNUAL MEETING

Stockholder Proposals

Business must be properly brought before an annual meeting in order to be considered by stockholders. Any stockholder desiring to present a proposal pursuant to Rule 14a-8 of the Exchange Act to be included in the definitive proxy statement and voted on by the stockholders at the 2025 Annual Meeting of stockholders must submit a written proposal, including all supporting information, to the Company at its principal executive offices no later than January 12, 2025, which is 120 days prior to the anniversary date that we released this Proxy Statement to our stockholders for the Annual Meeting, and must meet all other requirements for inclusion in the proxy statement.

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As provided in our Bylaws, if a stockholder intends to present a proposal for new business to be considered at the 2024 Annual Meeting of stockholders but does not seek inclusion of the proposal in the Company’s proxy statement for that meeting, then such proposal, including all supporting information, must be delivered to and received by the Company at our principal executive offices no earlier than January 31, 2025, which is 120 days prior to the one-year (1) anniversary of this year’s Annual Meeting, and no later than March 2, 2025, which 90 days prior to the one-year (1) anniversary of this year’s Annual Meeting.

Director Nominations

The Company’s Bylaws govern the submission of nominations for directors that a stockholder wishes to have considered at a meeting of stockholders, but that are not included in the Company’s proxy materials. To nominate a director under our Bylaws, stockholders must submit a written proposal, including all supporting information, to the Company at its principal executive offices not less than 90 nor more than 120 days prior to the one-year anniversary date of the Company’s annual meeting of stockholders for the preceding year, the notice must contain the information required by our Bylaws, and the stockholder must be entitled to vote and comply with other applicable requirements set forth in our Bylaws. Accordingly, we must receive notice of director nominations proposed by stockholders pursuant to our Bylaws for the 2025 Annual Meeting of Stockholders no earlier than January 31, 2025, and no later than March 2, 2025.

In addition to satisfying the foregoing requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act to comply with the universal proxy rules. The requirements under the universal proxy rules are in addition to the applicable procedural requirements under our Bylaws described above.

OTHER BUSINESS

As of the date of this Proxy Statement, management does not know of any other matters that will be brought before the Annual Meeting requiring action of the shareholders. However, if any other matters requiring the vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with the discretion of management. The persons designated as proxies will also have the right to approve any and all adjournments of the Annual Meeting for any reason.

SHAREHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks and other nominees) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of the Proxy Statement and other proxy materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

Under applicable law, if you consented or were deemed to have consented, your broker, bank or other intermediary may send only one copy of the Proxy Statement and other proxy materials to your address for all residents that own shares of the Company’s common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other intermediary. If you are receiving multiple copies of the Proxy Statement and other proxy materials, you may be able to request householding by contacting your broker, bank or other intermediary. Upon written or oral request, we will promptly deliver a separate set of the Proxy Statement or other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. If you wish to request copies free of charge of the Proxy Statement or other proxy materials, please send your request to Investor Relations, iCoreConnect Inc., 529 Crown Point Road, Suite 250, Ocoee, FL 34761; Attention: Corporate Secretary, or by calling (888) 810-7706.

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Whether or not you expect to be present at the Annual Meeting, please sign and return the enclosed proxy promptly. Your vote is important. If you are a stockholder of record and attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at any time prior to the vote.

By Order of the Board of Directors ICORECONNECT INC.

/s/ ROBERT MCDERMOTT
Robert McDermott
Chairman of the Board, President and Chief Executive Officer

Ocoee, Florida

May 13, 2024

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Annex A

iCoreConnect

2023 Stock Plan

(as amended)

Section 1. Purpose.

The purpose of the iCoreConnect 2023 Stock Plan (the “Plan”) is to attract and retain outstanding individuals as Key Employees, Directors, and Consultants of the Company and its Subsidiaries, to recognize the contributions made to the Company and its Subsidiaries by Key Employees, Directors, Consultants and to provide such Key Employees, Directors, and Consultants with additional incentive to expand and improve the profits and achieve the objectives of the Company and its Subsidiaries, by providing such Key Employees, Directors, and Consultants with the opportunity to acquire or increase their proprietary interest in the Company through receipt of Awards.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Award” means any award or benefit granted under the Plan, which shall be a Stock Option, a Stock Award, a Stock Unit Award, an SAR Award, a Performance Award, or an Other Equity-Based Award.

2.2 “Award Agreement” means, as applicable, a Stock Option Agreement, Stock Award Agreement, Stock Unit Award Agreement, SAR Award Agreement, Performance Award Agreement, or Other Equity-Based Award Agreement evidencing an Award granted under the Plan.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means if at any time during the term of an Award granted under the Plan any of the following events occurs:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

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(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.5 “Committee” means a committee of one or more members of the Board designated by the Board to administer the Plan.

2.6 “Common Stock” means the Common Stock, par value $0.0001, of the Company.

2.7 “Company” means iCoreConnect, a Delaware Corporation.

2.8 “Consultant” means any individual or entity which performs bona fide services to the Company or Subsidiary, other than as an employee or Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.

2.9 “Director” means a director of the Company who is not an employee of the Company or a Subsidiary.

2.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.11 “Fair Market Value” means, as of any date, the closing price of the Common Stock on Nasdaq (as reported in The Wall Street Journal) on such date, or if no trading occurred on such date, the trading day immediately preceding such date.

2.12 “Incentive Stock Option” or “ISO” means a Stock Option granted under Section 5 of the Plan that meets the requirements of Section 422(b) of the Code or any successor provision.

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2.13 “Key Employee” means an employee of the Company or any Subsidiary selected to participate in the Plan in accordance with Section 3.

2.14 “Non-Qualified Stock Option” or “NSO” means a Stock Option granted under Section 5 of the Plan that is not an Incentive Stock Option.

2.15 “Other Equity-Based Award” means an Award that is not a Stock Option, SAR, Stock Award, Stock Award Unit, or Performance Share Award that is granted under Section 10 and is payable by delivery of Common Stock and/or which is measured by reference to the value of Common Stock.

2.16 “Participant” means a Key Employee, Director, or Consultant selected to receive an Award under the Plan.

2.17 “Plan” means the iCoreConnect 2023 Stock Plan.

2.18 “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

2.19 “Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award.

2.20 “Performance Share Award” means any Award granted pursuant to Section 9 hereof.

2.21 “Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or cash based upon the performance of the Company during a Performance Period, as determined by the Committee.

2.22 “Securities Act” means the Securities Act of 1933, as amended.

2.23 “Stock Appreciation Right” or “SAR” means a grant of a right to receive shares of Common Stock or cash under Section 8 of the Plan.

2.24 “Stock Award” means a grant of shares of Common Stock under Section 6 of the Plan.

2.25 “Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 5 of the Plan.

2.26 “Stock Unit Award” means a grant of a right to receive shares of Common Stock or cash under Section 7 of the Plan.

2.27 “Subsidiary” means an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest of such entity.

2.28 “Total Share Reserve” means the total number of shares of Common Stock available for issuance under the Plan as set forth under and subject to the rules of Section 4 of the Plan.

Section 3. Administration.

3.1 The Board.

The Plan shall be administered by the Committee, which shall be comprised of at least two members of the Board who satisfy the “non-employee director” definition set forth in Rule 16b-3 under the Exchange Act and who are “independent” as defined under Nasdaq Rule 5605(a), unless the Board otherwise determines.

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3.2 Authority of the Committee.

(a) The Committee, in its sole discretion, shall determine the Key Employees Directors, and Consultants to whom, and the time or times at which Awards will be granted, the form and amount of each Award, the expiration date of each Award, the time or times within which the Awards may be exercised, the cancellation of the Awards and the other limitations, restrictions, terms and conditions applicable to the grant of the Awards. The terms and conditions of the Awards need not be the same with respect to each Participant or with respect to each Award.

(b) To the extent permitted by applicable law, regulation, and rules of a stock exchange on which the Common Stock is listed or traded, the Committee may delegate to the Board, a subcommittee of the Board, the Chief Executive Officer of the Company, or other executive officer of the Company, its authority to grant Awards to Key Employees and Consultants and to determine the terms and conditions thereof, on such terms and conditions as it may impose, except with respect to Awards to officers subject to Section 16 of the Exchange Act, and provided that such delegation sets forth the time period during which the Awards may be granted and the number of Awards that may be granted during such time period.

(c) The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Awards granted hereunder, shall be final and conclusive for all purposes and upon all persons.

(d) No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to the Company’s Certificate of Incorporation and By-Laws.

3.3 Award Agreements.

(a) Each Award shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award. An Award Agreement shall contain a vesting schedule as determined in the sole discretion of the Committee; provided that, unless approved by the Company’s shareholders, Stock Options and SAR Awards shall not become exercisable until at least one year following the date of grant, and the restrictions on Stock Awards and Stock Unit Awards shall not lapse for at least one year following the date of grant. In the sole discretion of the Board, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with the Company: (i) an agreement not to compete with the Company and its Subsidiaries which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (ii) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (iii) an agreement to retain the confidentiality of certain information. Such agreements may contain such other terms and conditions as the Committee shall determine.

(b) If the Participant shall fail to enter into any such agreement at the request of the Committee, then the Award granted or to be granted to such Participant shall be forfeited and cancelled.

Section 4. Shares of Common Stock Subject to Plan.

4.1 Total Number of Shares.

(a) The total number of shares of Common Stock that may be issued under the Plan shall be (i) 12,187,810 (the “ISO Limit”). Such shares may be either authorized but unissued shares or treasury shares, and shall be adjusted in accordance with the provisions of Section 4.2 of the Plan.

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(b) The Fair Market Value of shares of Common Stock that may be subject to Awards granted to any Director in any calendar year, together with the cash compensation paid to such Director in such calendar year, shall not exceed $300,000.

(c) The number of shares of Common Stock delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an Award, including the exercise price of a Stock Option or of any required withholding taxes, shall again be available for issuance pursuant to subsequent Awards, and shall not count towards the Total Share Reserve. Any shares of Common Stock purchased by the Company with proceeds from a Stock Option exercise shall not again be available for issuance pursuant to subsequent Awards, shall count against the Total Share Reserve and shall not increase the number of shares available under the Plan.

(d) If there is a lapse, forfeiture, expiration, termination or cancellation of any Award for any reason (including for reasons described in Section 3.3), or if shares of Common Stock are issued under such Award and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof, the shares of Common Stock subject to such Award or reacquired by the Company shall again be available for issuance pursuant to subsequent Awards and shall not count towards the Total Share Reserve.

(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO limit. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Reserve.

4.2 Adjustment.

In the event of any reorganization, recapitalization, stock split, stock distribution, special or extraordinary dividend, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Committee shall make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of shares reserved for issuance under the Plan; (b) adjustment in the number and kind of shares covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options or SARs or the price of Stock Awards or Stock Unit Awards under the Plan; (d) adjustments to any of the shares limitations set forth in Section 4.1 of the Plan; and (e) any other changes that the Committee determines to be equitable under the circumstances.

Section 5. Grants of Stock Options.

5.1 Grant.

Subject to the terms of the Plan, the Committee may from time to time grant Stock Options to Participants. Unless otherwise expressly provided at the time of the grant, Stock Options granted under the Plan to Key Employees will be NSOs. Stock Options granted under the Plan to Directors who are not employees of the Company or any Subsidiary will be NSOs.

5.2 Stock Option Agreement.

The grant of each Stock Option shall be evidenced by a written Stock Option Agreement specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of shares of Common Stock to be subject to each Stock Option, vesting terms and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan; provided, however, that no Stock Option shall be credited with any amounts equal to dividends and other distributions that a Participant would have received had he held the shares of Common Stock subject to an unexercised Stock Option.

5.3 Exercise Price and Exercise Period.

With respect to each Stock Option granted to a Participant:

(a) The per share exercise price of each Stock Option shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date on which the Stock Option is granted.

(b) Each Stock Option shall become exercisable as provided in the related Stock Option Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion) or upon the occurrence of an event specified in the Award Agreement.

(c) Each Stock Option shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, on the date fixed by the Committee in the Stock Option Agreement, which shall not be later than ten years after the date of grant; provided however, if a Participant is unable to exercise a Stock Option because trading in the Common Stock is prohibited by law or the Company’s insider-trading policy, the Stock Option exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.

5.4 Required Terms and Conditions of ISOs.

In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following specific rules:

(a) The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Common Stock subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this Section 5.4(a), so much of the ISO that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NSO; but in all other respects, the original Stock Option Agreement shall remain in full force and effect.

(b) Notwithstanding anything herein to the contrary, if an ISO is granted to a Key Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiaries within the meaning of Section 422(b)(6) of the Code): (i) the purchase price of each share of Common Stock subject to the ISO shall be not less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted; and (ii) the ISO shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, no later than the fifth anniversary of the date the ISO was granted.

(c) No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or approved by shareholders of the Company.

5.5 Exercise of Stock Options.

(a) A Participant entitled to exercise a Stock Option may do so by delivering written notice in accordance with procedures established by the Committee specifying the number of shares of Common Stock with respect to which the Stock Option is being exercised and any other information the Committee may prescribe. All notices or requests provided for herein shall be delivered to the Chief Financial Officer of the Company.

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(b) The Committee in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price:

(i) in cash;

(ii) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Stock Option to pay the exercise price;

(iii) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the exercise of the Stock Option having an aggregate Fair Market Value equal to the exercise price;

(iv) by delivering previously acquired shares of Common Stock that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price; or

(v) by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price.

(c) The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Stock Option as soon as reasonably practicable after such exercise; provided that any shares of Common Stock purchased by a Participant through a broker-dealer pursuant to Section 5.5(b)(ii) or Section 10(b) shall be delivered to such broker-dealer in accordance with 12 C.F.R. §220.3(e)(4) or other applicable provision of law. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non-certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

Section 6. Stock Awards.

6.1 Grant.

The Committee may, in its discretion, (a) grant shares of Common Stock under the Plan to any Participant without consideration from such Participant or (b) sell shares of Common Stock under the Plan to any Participant for such amount of cash, Common Stock or other consideration as the Committee deems appropriate.

6.2 Stock Award Agreement.

Each share of Common Stock granted or sold hereunder shall be subject to such restrictions, conditions and other terms as the Committee may determine at the time of grant or sale (if any), the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Award Agreement, and the following specific rules:

(a) The related Stock Award Agreement shall specify whether the shares of Common Stock are granted or sold to the Participant and such other provisions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

(b) The restrictions to which the shares of Common Stock awarded hereunder are subject shall lapse as provided in the related Stock Award Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion) or upon the occurrence of an event specified in the Award Agreement.

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(c) Except as provided in this subsection (c) and unless otherwise set forth in the related Stock Award Agreement, the Participant receiving a grant of or purchasing Common Stock shall thereupon be a shareholder with respect to such shares and shall have the rights of a shareholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares; provided that, the Committee shall have the discretion to have the Company accumulate and hold such dividends or distributions and to pay the same to the Participant only when the restrictions lapse. In either case, any such dividends or other distributions held by the Company attributable to the portion of a Stock Award that is forfeited shall also be forfeited.

(d) The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock granted or sold to the Participant, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Company until such time as the Common Stock is forfeited, resold to the Company, or the restrictions lapse. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non - certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

Section 7. Stock Unit Awards.

7.1 Grant.

The Committee may, in its discretion, grant Stock Unit Awards to any Participant. Each Stock Unit subject to the Award shall entitle the Participant to receive, on the date or the occurrence of an event (including the attainment of Performance Goals) as described in the Stock Unit Award Agreement, a share of Common Stock or cash equal to the Fair Market Value of a share of Common Stock on the date of such event as provided in the related Stock Unit Award Agreement.

7.2 Stock Unit Agreement.

Each Stock Unit Award shall be subject to such restrictions, conditions and other terms as the Committee may determine at the time of grant (if any), the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Unit Award Agreement and the following specific rules:

(a) The related Stock Unit Agreement shall specify such provisions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

(b) The restrictions to which the shares of Stock Units awarded hereunder are subject shall lapse as provided in the related Stock Unit Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion) or upon the occurrence of an event specified in the Award Agreement.

(c) Except as provided in this subsection (c) and unless otherwise set forth in the related Stock Unit Agreement, the Participant receiving a Stock Unit Award shall have no rights of a shareholder, including voting or dividends or other distributions rights, with respect to any Stock Units prior to the date they are settled in shares of Common Stock. The related Stock Unit Award Agreement may provide that until the Stock Units are settled in shares or cash, the Participant shall receive on each dividend or distribution payment date applicable to the Common Stock an amount equal to the dividends or other distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual shares of Common Stock. The Committee shall have the discretion to have the Company accumulate and hold such amounts and to pay the same to the Participant only when the restrictions lapse and amounts held by the Company attributable to the portion of the Stock Unit Award that is forfeited shall be forfeited.

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(d) Upon settlement of Stock Units into Common Stock, the Company shall issue, in the name of the Participant, stock certificates representing a number of shares of Common Stock equal to the number of Stock Units being settled. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non-certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.

Section 8. SARs.

8.1 Grant.

The Committee may grant SARs to Participants. SARs may be granted alone (“Free Standing Rights”) or in tandem with a Stock Option granted under the Plan (“Related Rights”). Any Related Right that relates to a NSO may be granted at the same time the Stock Option is granted or at any time thereafter but before the exercise or expiration of the Stock Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted. Upon exercise, an SAR entitles the Participant to receive from the Company the number of shares of Common Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one share as of the date on which the SAR is exercised over the exercise price, multiplied by the number of shares with respect to which the SAR is being exercised. The Committee, in its discretion, shall be entitled to cause the Company to elect to settle any part or all of its obligations arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the shares it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise. Cash shall be delivered in lieu of any fractional shares. The terms and conditions of any such Award shall be determined at the time of grant.

8.2 SAR Agreement.

(a) Each SAR shall be evidenced by a written SAR Agreement specifying the terms and conditions of the SAR as the Committee may determine, including the SAR exercise price, expiration date of the SAR, the number of shares of Common Stock to which the SAR pertains, the form of settlement and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan; provided, however, that no SAR shall be credited with any amounts equal to dividends and other distributions that a Participant would have received had he held the shares of Common Stock subject to an unexercised SAR.

(b) The per share of Common Stock exercise price of each SAR shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

(c) Each SAR shall expire and all rights thereunder shall cease on the date fixed by the Committee in the related SAR Agreement, which shall not be later than the ten years after the date of grant; provided however, if a Participant is unable to exercise an SAR because trading in the Common Stock is prohibited by law or the Company’s insider-trading policy, the SAR exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.

(d) Each SAR shall become exercisable as provided in the related SAR Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate (in full or in part) the date as of which any SAR shall become exercisable in the event of the Participant’s termination of employment, or service on the Board, without cause (as determined by the Committee in its sole discretion) or upon the occurrence of an event specified in the Award Agreement.

(e) A person entitled to exercise an SAR may do so by delivery of a written notice in accordance with procedures established by the Committee specifying the number of shares of Common Stock with respect to which the SAR is being exercised and any other information the Committee may prescribe. As soon as reasonably practicable after the exercise of an SAR, the Company shall (i) issue, in the name of the Participant, stock certificates representing the total number of full shares of Common Stock to which the Participant is entitled and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional share, and (ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Participant an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares it would otherwise be obligated to deliver.

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(f) Notwithstanding anything to the contrary in this Section 8, a Related Right granted simultaneously with or subsequent to the grant of a Stock Option and in conjunction therewith shall have the same exercise price as the related Stock Option, shall be transferable only upon the same terms and conditions as the related Stock Option, and shall be exercisable only to the same extent as the related Option; provided, however, that an SAR, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the SAR and related Stock Option exceeds the exercise price per share thereof and no SARs may be granted in tandem with an Option unless the Committee determines that the requirements of Section 8.1 are satisfied.

Section 9. Performance Share Awards.

9.1 Grant

Each Performance Share Award granted under the Plan shall be evidenced by a Performance Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or amount cash subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

9.2 Earning Performance Share Awards.

The number of Performance Shares earned by a Participant will depend on the extent to which the Performance Goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.

Section 10. Other Equity-Based Awards.

The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Other Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement.

Section 11. Change in Control.

11.1 Effect of a Change in Control.

(a) Notwithstanding any of the provisions of the Plan or any outstanding Award Agreement, upon a Change in Control of the Company, the Committee is authorized and has sole discretion to provide that (i) some or all outstanding Awards shall become fully exercisable, (ii) restrictions applicable to some or all Awards shall terminate or lapse in or full or in part, (iii) the Performance Period applicable to some or all Awards shall lapse in full or in the part, or (iv) the Performance Goals applicable to some or all Awards shall be deemed satisfied at the target level, maximum, or any other level.

(b) In addition to the Committee’s authority set forth in Section 3, upon such Change in Control of the Company, the Committee is authorized and has sole discretion as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any outstanding Stock Option or SAR, for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Common Stock covered thereby had such Stock Option or SAR been currently exercisable; (ii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; (iii) cause any such Award then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control; (iv) cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company (in the case of any Option or SAR Award with an exercise price that equals or exceeds the price paid for a share of Common Stock, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor).

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Section 12. Payment of Taxes.

In connection with any Award, and as a condition to the issuance or delivery of any shares of Common Stock to the Participant in connection therewith, the Company may require the Participant to pay the Company an amount equal to the minimum amount of the tax the Company or any Subsidiary may be required to withhold to obtain a deduction for federal, state, local or foreign income tax purposes as a result of such Award or to comply with applicable law. The Committee in its sole discretion may make available one or more of the following alternatives for the payment of such taxes:

(a) in cash;

(b) in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Award to pay the withholding taxes;

(c) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld;

(d) by delivering previously acquired shares of Common Stock of the Company that have an aggregate Fair Market Value equal to the amount required to be withheld; or

(e) by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

Section 13. Postponement.

The Board may postpone any grant or settlement of an Award or exercise of a Stock Option or SAR for such time as the Committee in its sole discretion may deem necessary in order to permit the Company:

(a) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to an Award, including upon the exercise of an Option, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

(b) to permit any action to be taken in order to (i) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed; or

(c) to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.

Any such postponement shall not extend the term of an Award and neither the Company nor its Directors or officers shall have any obligation or liability to a Participant, the Participant’s successor or any other person with respect to any shares of Common Stock as to which the Award shall lapse because of such postponement.

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Section 14. Nontransferability.

(a) Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than by will or by the laws of descent and distribution.

(b) Notwithstanding Section 14(a), a Participant, at any time prior to his or her death, may assign all or any portion of an outstanding NSO to (i) his or her spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his or her spouse or lineal descendant, (iii) a partnership of which his or her spouse and lineal descendants are the only partners, or (iv) a tax exempt organization as described in Section 50l(c)(3) of the Code. In such event, the transferee shall be entitled to all of the rights of the Participant with respect to the assigned portion of such NSO, and such portion of the NSO shall continue to be subject to all of the terms, conditions and restrictions applicable to the NSO, as set forth herein, and in the related Option Agreement, immediately prior to the effective date of the assignment. Any such assignment will be permitted only if the Participant does not receive any consideration therefor, and the assignment is expressly approved by the Company. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Company on or prior to the effective date of the assignment.

Section 15. Termination or Amendment of Plan and Award Agreements.

15.1 Termination or Amendment of Plan.

(a) Except as described in Section 15.2 below, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the shareholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. Subject to the foregoing, the Committee may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

(b) The Board shall have the authority to amend the Plan to the extent necessary or appropriate to comply with applicable law, regulation or accounting rules in order to permit Participants who are located outside of the United States to participate in the Plan.

15.2 Amendment of Award Agreements.

The Committee shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.

Section 16. No Contract of Employment.

Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.

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Section 17. Applicable Law.

All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Delaware, without regard to the conflict of law provisions of any state, and, in the case of Incentive Stock Options, Section 422 of the Code and regulations issued thereunder.

Section 18. Clawback.

Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

Section 19. Section 409A.

19.1 General.

The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 19.1 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

19.2 Separation from Service.

If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

19.3 Payments to Specified Employees.

Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made. Furthermore, notwithstanding any contrary provision of the Plan or any Award Agreement, any payment of “nonqualified deferred compensation” under the Plan that may be made in installments shall be treated as a right to receive a series of separate and distinct payments.

Section 20. Effective Date and Term of Plan.

20.1 Effective Date.

(a) The Plan has been adopted by the Board, and is effective, as of August 25, 2023 (the “Effective Date”).

(b) The Plan was initially approved by the shareholders of the Company on August 25, 2023.

20.2 Term of Plan.

Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the 10th anniversary Effective Date.

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Annex B

FORM OF CERTIFICATE OF AMENDMENT

TO THE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ICORECONNECT INC.

iCoreConnect Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), for the purpose of amending its Second Amended and Restated Certificate of Incorporation in accordance with the General Corporation Law of the State of Delaware, does hereby make and execute this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, as amended, and does hereby certify that:

1. The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending Article 4 of its Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), so that effective upon the effective time of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, [●] shares of the Corporation’s common stock, par value $0.0001 per share (hereinafter the “Common Stock”), issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Stock Split”) and without increasing or decreasing the authorized number of shares of Common Stock or the Corporation’s preferred stock, par value $0.0001 per share (hereinafter the “Preferred Stock”); provided, however, no fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split, and instead, the Corporation shall issue one full share of post-Reverse Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split. The Reverse Stock Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent.

2. Thereafter, pursuant to a resolution of the Board, a meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment.

3. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.

4. This amendment shall be effective as of [●] p.m., Eastern Time, on [●].

IN WITNESS WHEREOF, I have signed this Certificate this [●] day of [●].

ICORECONNECT INC. By: __________________________________ Name: ____________________________ Title: ____________________________

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Annex C

FORM OF CERTIFICATE OF AMENDMENT

TO THE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ICORECONNECT INC.

iCoreConnect Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) for the purpose of amending its Second Amended and Restated Certificate of Incorporation in accordance with the General Corporation Law of the State of Delaware, does hereby make and execute this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, as amended, and does hereby certify that:

1. The provisions of the present Section 4.1 of the Second Amended and Restated Certificate of Incorporation of the Corporation are amended by amending and restating Section 4.1 to read as follows:

 Authorized Capital Stock. The total number of shares of all classes of stock that the Corporation is authorized to issue is 250,000,000 shares, consisting of 250,000,000 shares of common stock, par value of $0.0001 per share (“Common Stock”), and 40,000,000 shares preferred stock, par value of $0.0001 per share (“Preferred Stock”).

3. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.

4. This amendment shall be effective as of [●] p.m., Eastern Time, on [●].

IN WITNESS WHEREOF, I have signed this Certificate this [●] day of [●].

ICORECONNECT INC. By: __________________________________ Name: ____________________________ Title: ____________________________

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Annex D

TEXT OF PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The proposed amendment to the amended and restated certificate of incorporation would amend Sections 9.2 thereof as follows, with deletions indicated by strikethroughs:

9.2 Amendment. The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL, and all rights, preferences and privileges herein conferred upon stockholders of the Corporation by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Section 9.2. In addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision of this Certificate of Incorporation. Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 75% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision of this Certificate of Incorporation inconsistent with the purpose and intent of Article VII, Article VIII or this Article IX (including, without limitation, any such Article as renumbered as a result of any amendment, alternation, repeal or adoption of any other Article).

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